Exhibit 10.1

BASIC LEASE INFORMATION
INDUSTRIAL NET

LEASE DATE:		January 10, 2000

TENANT:		GenOA Corporation, a California corporation

TENANT’S NOTICE ADDRESS:		41778 Christy Street, Fremont, CA 94538

TENANT’S BILLING ADDRESS:		41778 Christy Street, Fremont, CA 94538

TENANT CONTACT:	Richard Gold	PHONE NUMBER:	(510) 656-6550
		FAX NUMBER:	(510) 656-6731

LANDLORD:		Spieker Properties, L.P., a California limited partnership

LANDLORD’S NOTICE ADDRESS:		2180 Sand Hill Road, Suite 100, Menlo Park, CA 94025

LANDLORD’S REMITTANCE ADDRESS:		P.O. Box 45587, Department 11771, San Francisco, CA 94145-0587

Project Description:		A 166,468 square foot industrial business park located on Christy
Street in Fremont, California and more commonly known as Fremont Commerce Center as outlined in green on Exhibit “B”.

Building Description:		A 68,548 square foot industrial building located in Fremont Commerce Center, designated as Building “B”, at 41762-41786 Christy Street in Fremont, California, as outlined in blue on Exhibit “B”.

Premises:		Approximately 16,501 rentable square feet located in Building “B”, at 41778 Christy Street in Fremont, California, as outlined in red on Exhibit “B”.

Permitted Use:		The Premises shall be used for office, research and development and warehousing of semiconductor wafers, and other related uses as approved by Landlord.

Parking Density:		41 spaces

Scheduled Term Commencement Date:		March 1, 2000

Scheduled Length of Term:		Seventy-two (72) months

Scheduled Term Expiration Date:		February 28, 2006

Rent:

Base Rent:		$15,676.00 per month (subject to adjustment as provided in Paragraph 39.A. hereof)

Estimated First Year Operating Expenses:		$2,491.00 per month

Security Deposit:	$100,000 in the form of Letter of Credit issued by a bank approved by Landlord

Tenant’s NAICS Code:	541512

Tenant’s Proportionate Share:

Of Building:	24.07%

Of Project:	9.91%

The foregoing Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the Lease, the latter shall control.

LANDLORD			TENANT

Spieker Properties, L.P.,			GenOA Corporation,
a California limited partnership			A California corporation

By:	Spieker Properties, Inc.,
	a Maryland corporation,		By:	/s/ Richard Gold
	its general partner			Richard Gold
Its: President/CEO

	By:	/s/ Eric T. Luhrs
Eric T. Luhrs
Vice President

Exhibits:
Exhibit A	Rules and Regulations
Exhibit B	Site Plan, Property Description
Exhibit C	Lease Improvement Agreement
Exhibit D	Hazardous Materials Questionnaire

Additional Exhibits as Required

LEASE

THIS LEASE is made as of the tenth day of January, 2000, by and between Spieker Properties, L.P., a California limited partnership (hereinafter called “Landlord”), and GenOA Corporation, a California corporation (hereinafter called “Tenant”).

1.   PREMISES

Landlord leases to Tenant and Tenant leases from Landlord, upon the terms and conditions hereinafter set forth, those premises (the “Premises”) outlined in red on Exhibit B and described in the Basic Lease Information. The Premises shall be all or part of a building (the “Building”) and of a project (the “Project”), which may consist of more than one building and additional facilities, as described in the Basic Lease Information. The Building and Project are outlined in blue and green respectively on Exhibit B. Landlord and Tenant acknowledge that physical changes may occur from time to time in the Premises, Building or Project, and that the number of buildings and additional facilities which constitute the Project may change from time to time, which may result in an adjustment in Tenant’s Proportionate Share, as defined in the Basic Lease Information, as provided in Paragraph 7.A.

2.   POSSESSION AND LEASE COMMENCEMENT.

A.    Existing Improvements. If this Lease pertains to a Premises in which the interior improvements have already been constructed (“Existing Improvements”), the provisions of this Paragraph 2.A. shall apply and the term commencement date (“Term Commencement Date”) shall be the earlier of the date on which: (1) Tenant takes possession of some or all of the Premises; or (2) Landlord notifies Tenant that Tenant may occupy the Premises. If for any reason Landlord cannot deliver possession of the Premises to Tenant on the scheduled Term Commencement Date, Landlord shall not be subject to any liability therefor, nor shall Landlord be in default hereunder nor shall such failure affect the validity of this Lease, and Tenant agrees to accept possession of the Premises at such time as Landlord is able to deliver the same, which date shall then be deemed the Term Commencement Date. Tenant shall not be liable for any Rent (defined below) for any period prior to the Term Commencement Date. Tenant acknowledges that Tenant has inspected and accepts the Premises in their present condition, broom clean, “as is,” and as suitable for, the Permitted Use (as defined below), and for Tenant’s intended operations in the Premises. Tenant agrees that the Premises and other improvements are in good and satisfactory condition as of when possession was taken. Tenant further acknowledges that no representations as to the condition or repair of the Premises nor promises to alter, remodel or improve the Premises have been made by Landlord or any agents of Landlord unless such are expressly set forth in this Lease. Upon Landlord’s request, Tenant shall promptly execute and return to Landlord a “Start-Up Letter” in which Tenant shall agree, among other things, to acceptance of the Premises and to the determination of the Term Commencement Date, in accordance with the terms of this Lease, but Tenant’s failure or refusal to do so shall not negate Tenant’s acceptance of the Premises or affect determination of the Term Commencement Date.

B.    Construction of Improvements. If this Lease pertains to a Building to be constructed or improvements to be constructed within a Building, the provisions of this Paragraph 2.B. shall apply in lieu of the provisions of Paragraph 2.A. above and the term commencement date (“Term Commencement Date”) shall be the earlier of the date on which: (1) Tenant takes possession of some or all of the Premises; or (2) the improvements to be constructed or performed in the Premises by Landlord (if any) shall have been substantially completed in accordance with the plans and specifications, if any, described on Exhibit C. Tenant’s taking of possession of the Premises or any part thereof shall constitute Tenant’s confirmation of substantial completion for all purposes hereof, whether or not substantial completion of the Building or Project shall have occurred. If for any reason Landlord cannot deliver possession of the Premises to Tenant on the scheduled Term Commencement Date, Landlord shall not be subject to any liability therefor, nor shall Landlord be in default hereunder nor shall such failure affect the validity of this Lease, and Tenant agrees to accept possession of the Premises at such time as such improvements have been substantially completed, which date shall then be deemed the Term Commencement Date. Tenant shall not be liable for any Rent for any period prior to the Term Commencement Date (but without affecting any obligations of Tenant under any improvement agreement appended to this Lease). In the event of any dispute as to substantial completion of work performed or required to be performed by Landlord, the certificate of Landlord’s architect or general contractor shall be conclusive. Substantial completion shall have occurred notwithstanding Tenant’s submission of a punchlist to Landlord, which Tenant shall submit, if at all, within three (3) business days after the Term Commencement Date or otherwise in accordance with any improvement agreement appended to this Lease. Upon Landlord’s request, Tenant shall promptly execute and return to Landlord a “Start-Up Letter” in which Tenant shall agree, among other things, to acceptance of the Premises and to the determination of the Term Commencement Date, in accordance with the terms of this Lease, but Tenant’s failure or refusal to do so shall not negate Tenant’s acceptance of the Premises or affect determination of the Term Commencement Date.

3.   TERM

The term of this Lease (the “Term”) shall commence on the Term Commencement Date and continue in full force and effect for the number of months specified as the Length of Term in the Basic Lease Information or until this Lease is terminated as otherwise provided herein. If the Term Commencement Date is a date other than the first day of the calendar month, the Term shall be the number of months of the Length of Term in addition to the remainder of the calendar month following the Term Commencement Date.

4.   USE

A.    General. Tenant shall use the Premises for the permitted use specified in the Basic Lease Information (“Permitted Use”) and for no other use or purpose. Tenant shall control Tenant’s employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, “Tenant’s Parties”) in such a manner that Tenant and Tenant’s Parties cumulatively do not exceed the parking density specified in the Basic Lease Information (the “Parking Density”) at any time. So long as Tenant is occupying the Premises, Tenant and Tenant’s Parties shall have the nonexclusive right to use, in common with other parties occupying the Building or Project, the parking areas, driveways and other common areas of the Building and Project, subject to the terms of this Lease and such rules and regulations as Landlord may from time to time prescribe. Landlord reserves the right, without notice or liability to Tenant, and without the same constituting an actual or constructive eviction, to alter or modify the common areas from time to time, including the location and configuration thereof, and the amenities and facilities which Landlord may determine to provide from time to time.

B.    Limitations. Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises or from any portion of the common areas as a result of Tenant’s or any Tenant’s Party’s use thereof, nor take any action which would on or about the Premises. Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors, walls or ceilings which could endanger the structure, or place any harmful substances in the drainage system of the Building or Project. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises except in trash containers placed inside exterior enclosures designated for that purpose by Landlord. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of the above-referenced rules or any other terms or provisions of such tenant’s or occupant’s lease or other contract.

C.    Compliance with Regulations. By entering the Premises, Tenant accepts the Premises in the condition existing as of the date of such entry. Tenant shall at its sole cost and expense strictly comply with all existing or future applicable municipal, state and federal and other governmental statutes, rules, requirements, regulations, laws and ordinances, including zoning ordinances and regulations, and covenants, easements and restrictions of record governing and relating to the use, occupancy or possession of the Premises, to Tenant’s use of the common areas, or to the use, storage, generation or disposal of Hazardous Materials (hereinafter defined) (collectively “Regulations”). Tenant shall at its sole cost and expense obtain any and all licenses or permits necessary for Tenant’s use of the Premises. Tenant shall at its sole cost and expense promptly comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted. Tenant shall not do or permit anything to be done in, on, under or about the Project or bring or keep anything which will in any way increase the rate of any insurance upon the Premises, Building or Project or upon any contents therein or cause a cancellation of said insurance or otherwise affect said insurance in any manner. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord harmless from and against any loss, cost, expense, damage, attorneys’ fees or liability arising out of the failure of Tenant to comply with any Regulation. Tenant’s obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease.

5.   RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the building rules and regulations attached hereto as Exhibit A and any other rules and regulations and any modifications or additions thereto which Landlord may from time to time prescribe in writing for the purpose of maintaining the proper care, cleanliness, safety, traffic flow and general order of the Premises or the Building or Project. Tenant shall cause Tenant’s Parties to comply with such rules and regulations. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of such rules and regulations, any other tenant’s or occupant’s lease or any Regulations.

6.   RENT

A.    Base Rent. Tenant shall pay to Landlord and Landlord shall receive, without notice or demand throughout the Term, Base Rent as specified in the Basic Lease Information, payable in monthly installments in advance on or before the first day of each calendar month, in lawful money of the United States, without deduction or offset whatsoever, at the Remittance Address specified in the Basic Lease Information or to such other place as Landlord may from time to time designate in writing. Base Rent for the first full month of the Term shall be paid by Tenant upon Tenant’s execution of this Lease. If the obligation for payment of Base Rent commences on a day other than the first day of a month, then Base Rent shall be prorated and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date. The Base Rent payable by Tenant hereunder is subject to adjustment as provided elsewhere in this Lease, as applicable. As used herein, the term “Base Rent” shall mean the Base Rent specified in the Basic Lease Information as it may be so adjusted from time to time.

B    Additional Rent. All monies other than Base Rent required to be paid by Tenant hereunder, including, but not limited to, Tenant’s Proportionate Share of Operating Expenses, as specified in Paragraph 7 of this Lease, charges to be paid by Tenant under Paragraph 15, the interest and late charge described in Paragraphs 26.D. and E., and any monies spent by Landlord pursuant to Paragraph 30, shall be considered additional rent (“Additional Rent”). “Rent” shall mean Base Rent and Additional Rent.

7.   OPERATING EXPENSES

A.    Operating Expenses. In addition to the Base Rent required to be paid hereunder, Tenant shall pay as Additional Rent, Tenant’s Proportionate Share of the Building and/or Project (as applicable), as defined in the Basic Lease Information, of Operating Expenses (defined below) in the manner set forth below. Tenant shall pay the applicable Tenant’s Proportionate Share of each such Operating Expenses. Landlord and Tenant acknowledge that if the number of buildings which constitute the Project increases or decreases, or if physical changes are made to the Premises, Building or Project or the configuration of any thereof, Landlord may at its discretion reasonably adjust Tenant’s Proportionate Share of the Building or Project to reflect the change. Landlord’s determination of Tenant’s Proportionate Share of the Building and of the Project shall be conclusive so long as it is reasonably and consistently applied. “Operating Expenses” shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay, because of or in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Building or Project and its supporting facilities and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary or desirable to the Building and/or Project (as determined in a reasonable manner) other than those expenses and costs which are specifically attributable to Tenant or which are expressly made the financial responsibility of Landlord or specific tenants of the Building or Project pursuant to this Lease. Operating Expenses shall include, but are not limited to, the following:

(1)    Taxes. All real property taxes and assessments, possessory interest taxes, sales taxes, personal property taxes, business or license taxes or fees, gross receipts taxes, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, and other impositions, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind (including fees “in-lieu” of any such tax or assessment) which are now or hereafter assessed, levied, charged, confirmed, or imposed by any public authority upon the Building or Project, its operations or the Rent (or any portion or component thereof), or any tax, assessment or fee imposed in substitution, partially or totally, of any of the above. Operating Expenses shall also include any taxes, assessments, reassessments, or other fees or impositions with respect to the development, leasing, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, Building or Project or any portion thereof, including, without limitation, by or for Tenant, and all increases therein or reassessments thereof whether the increases or reassessments result from increased rate and/or valuation (whether upon a transfer of the Building or Project or any portion thereof or any interest therein or for any other reason). Operating Expenses shall not include inheritance or estate taxes imposed upon or assessed against the interest of any person in the Project, or taxes computed upon the basis of the net income of any owners of any interest in the Project. If it shall not be lawful for Tenant to reimburse Landlord for all or any part of such taxes, the monthly rental payable to Landlord under this Lease shall be revised to net Landlord the same net rental after imposition of any such taxes by Landlord as would have been payable to Landlord prior to the payment of any such taxes.

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(3)	Common Area Maintenance.

(a)    Repairs, replacements, and general maintenance of and for the Building and Project and public and common areas and facilities of and comprising the Building and Project, including, but not limited to, the roof and roof membrane, elevators, mechanical rooms, alarm systems, pest extermination, landscaped areas, parking and service areas, driveways, sidewalks, truck staging areas, rail spur areas, fire sprinkler systems, sanitary and storm sewer lines, utility services, heating/ventilation/air conditioning systems, electrical, mechanical or other systems, telephone equipment and wiring servicing, plumbing, lighting, and any other items or areas which affect the operation or appearance of the Building or Project, which determination shall be at Landlord’s discretion, except for: those items to the extent paid for by the proceeds of insurance; and those items attributable solely or jointly to specific tenants of the Building or Project.

(b)    Repairs, replacements, and general maintenance shall include the cost of any improvements made to or assets acquired for the Project or Building that in Landlord’s discretion may reduce any other Operating Expenses, including present or future repair work, are reasonably necessary for the health and safety of the occupants of the Building or Project, or for the operation of the Building systems, services and equipment, or are required to comply with any Regulation, such costs or allocable portions thereof to be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at the publicly announced “prime rate” charged by Wells Fargo Bank, N.A. (San Francisco) or its successor at the time such improvements or capital assets are constructed or acquired, plus two (2) percentage points, or in the absence of such prime rate, then at the U.S. Treasury six-month market note (or bond, if so designated) rate as published by any national financial publication selected by Landlord, plus four (4) percentage points, but in no event more than the maximum rate permitted by law, plus reasonable financing charges.

(c)    Payment under or for any easement, license, permit, operating agreement, declaration, restrictive covenant or instrument relating to the Building or Project.

(d)    All expenses and rental related to services and costs of supplies, materials and equipment used in operating, managing and maintaining the Premises, Building and Project, the equipment therein and the adjacent sidewalks, driveways, parking and service areas, including, without limitation, expenses related to service agreements regarding security, fire and other alarm systems, janitorial services to the extent not addressed in Paragraph 11 hereof, window cleaning, elevator maintenance, Building exterior maintenance, landscaping and expenses related to the administration, management and operation of the Project, including without limitation salaries, wages and benefits and management office rent.

(e)    The cost of supplying any services and utilities which benefit all or a portion of the Premises, Building or Project to the extent not addressed in Paragraph 15 hereof.

(f)    Legal expenses and the cost of audits by certified public accountants; provided, however, that legal expenses chargeable as Operating Expenses shall not include the cost of negotiating leases, collecting rents, evicting tenants nor shall it include costs incurred in legal proceedings with or against any tenant or to enforce the provisions of any lease.

(g)    A management and accounting cost recovery fee equal to five percent (5%) of the Tenant’s pro-rata share of the sum of the Project’s revenues.

If the rentable area of the Building and/or Project is not fully occupied during any fiscal year of the Term as determined by Landlord, an adjustment shall be made in Landlord’s discretion in computing the Operating Expenses for such year so that Tenant pays an equitable portion of all variable items (e.g., utilities, janitorial services and other component expenses that are affected by variations in occupancy levels) of Operating Expenses, as reasonably determined by Landlord; provided, however, that in no event shall Landlord be entitled to collect in excess of one hundred percent (100%) of the total Operating Expenses from all of the tenants in the Building or Project, as the case may be.

Operating Expenses shall not include the cost of providing tenant improvements or other specific costs incurred for the account of, separately billed to and paid by specific tenants of the Building or Project, the initial construction cost of the Building, or debt service on any mortgage or deed of trust recorded with respect to the Project other than pursuant to Paragraph 7.A.(3)(b) above. Notwithstanding anything herein to the contrary, in any instance wherein Landlord, in Landlord’s sole discretion, deems Tenant to be responsible for any amounts greater than Tenant’s Proportionate Share, Landlord shall have the right to allocate costs in any manner Landlord deems appropriate. In addition, notwithstanding anything in the definition of Operating Expenses in this Lease to the contrary, Operating Expenses shall not include the following, except to the extent specifically provided:

(i)	Any ground lease rental;

(ii)	Costs of capital improvements, replacements or equipment and any depreciation or amortization expenses thereon, except to the extent included in Operating Expenses in Paragraph 7.A of this Lease;

(iii)	Costs incurred by Landlord for the repair of damage to the Building or Project, to the extent that Landlord is reimbursed by insurance proceeds;

(iv)	Costs, including permit, license and inspection cost, incurred with respect to the installation of tenant improvements made for other tenants in the Building or the Project;

(v)
Marketing costs, including leasing commissions, attorneys’ fees in connection with the negotiation and preparation or enforcement of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building or the Project;

(vi)
Except to the extent included in Operating Expenses in Paragraph 7.A(3) above, interest, principal, points and fees on debt or amortization payments on any mortgage or deed of trust or any other debt instrument encumbering the Building or Project or the land on which the Building [TEXT CUT OFF]

(viii)	Interest, fines or penalties incurred as a result of Landlord’s failure to make payments when due unless such failure is commercially reasonable under the circumstances;

(ix)	Costs arising from Landlord’s charitable or political contributions;

(x)	The depreciation of the Building and other real property structures in the Protect;

The above enumeration of services and facilities shall not be deemed to impose an obligation on Landlord to make available or provide such services or facilities except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to make the same available or provide the same. Without limiting the generality of the foregoing, Tenant acknowledges and agrees that it shall be responsible for providing adequate security for its use of the Premises, the Building and the Project and that Landlord shall have no obligation or liability with respect thereto, except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to provide the same.

B.    . Payment of Estimated Operating Expenses. “Estimated Operating Expenses” for any particular year shall mean Landlord’s estimate of the Operating Expenses for such fiscal year made with respect to such fiscal year as hereinafter provided. Landlord shall have the right from time to time to revise its fiscal year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in a reasonable manner. During the last month of each fiscal year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimated Operating Expenses for the ensuing fiscal year. Tenant shall pay Tenant’s Proportionate Share of the Estimated Operating Expenses with installments of Base Rent for the fiscal year to which the Estimated Operating Expenses applies in monthly installments on the first day of each calendar month during such year, in advance. Such payment shall be construed to be Additional Rent for all purposes hereunder. If at any time during the course of the fiscal year, Landlord determines that Operating Expenses are projected to vary from the then Estimated Operating Expenses by more than five percent (5%), Landlord may, by written notice to Tenant, revise the Estimated Operating Expenses for the balance of such fiscal year, and Tenant’s monthly installments for the remainder of such year shall be adjusted so that by the end of such fiscal year Tenant has paid to Landlord Tenant’s Proportionate Share of the revised Estimated Operating Expenses for such year, such revised installment amounts to be Additional Rent for all purposes hereunder.

C.    Computation of Operating Expense Adjustment. “Operating Expense Adjustment” shall mean the difference between Estimated Operating Expenses and actual Operating Expenses for any fiscal year determined as hereinafter provided. Within one hundred twenty (120) days after the end of each fiscal year, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of actual Operating Expenses for the fiscal year just ended, accompanied by a computation of Operating Expense Adjustment. If such statement shows that Tenant’s payment based upon Estimated Operating Expenses is less than Tenant’s Proportionate Share of Operating Expenses, then Tenant shall pay to Landlord the difference within twenty (20) days after receipt of such statement, such payment to constitute Additional Rent for all purposes hereunder. If such statement shows that Tenant’s payments of Estimated Operating Expenses exceed Tenant’s Proportionate Share of Operating Expenses, then (provided that Tenant is not in default under this Lease) Landlord shall pay to Tenant the difference within twenty (20) days after delivery of such statement to Tenant. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Operating Expense Adjustment shall be paid by the appropriate party within twenty (20) days after the date of delivery of the statement. Should this Lease commence or terminate at any time other than the first day of the fiscal year, Tenant’s Proportionate Share of the Operating Expense Adjustment shall be prorated based on a month of 30 days and the number of calendar months during such fiscal year that this Lease is in effect. Notwithstanding anything to the contrary contained in Paragraph 7.A or 7.B, Landlord’s failure to provide any notices or statements within the time periods specified in those paragraphs shall in no way excuse Tenant from its obligation to pay Tenant’s Proportionate Share of Operating Expenses.

D.    Net Lease. This shall be a triple net Lease and Base Rent shall be paid to Landlord absolutely net of all costs and expenses, except as specifically provided to the contrary in this Lease. The provisions for payment of Operating Expenses and the Operating Expense Adjustment are intended to pass on to Tenant and reimburse Landlord for all costs and expenses of the nature described in Paragraph 7.A. incurred in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Building and/or Project and its supporting facilities and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary or desirable to the Building and/or Project.

E.    Tenant Audit. If Tenant shall dispute the amount set forth in any statement provided by Landlord under Paragraph 7.B. or 7.C. above, Tenant shall have the right, not later than twenty (20) days following receipt of such statement and upon the condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord’s books and records with respect to Operating

Expenses for such fiscal year to be audited by certified public accountants selected by Tenant and subject to Landlord’s reasonable right of approval. The Operating Expense Adjustment shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for a refund in excess of seven percent (7%) of Tenant’s Proportionate Share of the Operating Expenses previously reported, the cost of such audit shall be borne by Landlord; otherwise the cost of such audit shall be paid by Tenant. If Tenant shall not request an audit in accordance with the provisions of this Paragraph 7.E. within twenty (20) days after receipt of Landlord’s statement provided pursuant to Paragraph 7.B. or 7.C., such statement shall be final and binding for all purposes hereof. Tenant acknowledges and agrees that any information revealed in the above described audit may contain proprietary and sensitive information and that significant damage could result to Landlord if such information were disclosed to any party other than Tenant’s auditors. Tenant shall not in any manner disclose, provide or make available any information revealed by the audit to any person or entity without Landlord’s prior written consent, which consent may be withheld by Landlord in its sole and absolute discretion. The information disclosed by the audit will be used by Tenant solely for the purpose of evaluating Landlord’s books and records in connection with this Paragraph 7.E.

8.   INSURANCE AND INDEMNIFICATION

A.    Landlord’s Insurance. All insurance maintained by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control.

(1)    Property Insurance. Landlord agrees to maintain property insurance insuring the Building against damage or destruction due to risk including fire, vandalism, and malicious mischief in an amount not less than the replacement cost thereof, in the form and with deductibles and endorsements as selected by Landlord. At its election, Landlord may instead (but shall have no obligation to) obtain “All Risk” coverage, and may also obtain earthquake, pollution, and/or flood insurance in amounts selected by Landlord. in such amounts and on such terms as Landlord shall determine. Landlord shall not be obligated to insure, and shall have no responsibility whatsoever for any damage to, any furniture, machinery, goods, inventory or supplies, or other personal property or fixtures which Tenant may keep or maintain in the Premises, or any leasehold improvements, additions or alterations within the Premises.

B.    Tenant’s Insurance. Tenant shall procure at Tenant’s sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term the following:

(1)    Property Insurance. Insurance on all personal property and fixtures of Tenant and all improvements, additions or . alterations made by or for Tenant to the Premises on an “All Risk” basis, insuring such property for the full replacement value of such property.

(2)    Liability Insurance. Commercial General Liability insurance covering bodily injury and property damage liability occurring in or about the Premises or arising out of the use and occupancy of the Premises and the Project, and any part of either, and any areas adjacent thereto, and the business operated by Tenant or by any other occupant of the Premises. Such insurance shall include contractual liability coverage insuring all of Tenant’s indemnity obligations under this Lease. Such coverage shall have a minimum combined single limit of liability of at least Two Million Dollars ($2,000,000.00), and a minimum general aggregate limit of Three Million Dollars ($3,000,000.00), with an “Additional Insured — Managers or Lessors of Premises Endorsement” and the “Amendment of the Pollution Exclusion Endorsement.” All such policies shall be written to apply to all bodily injury (including death), property damage or loss, personal and advertising injury and other covered loss, however occasioned, occurring during the policy term, shall be endorsed to add Landlord and any party holding an interest to which this Lease may be subordinated as an additional insured, and shall provide that such coverage shall be “primary” and non-contributing with any insurance maintained by Landlord, which shall be excess insurance only. Such coverage shall also contain endorsements including employees as additional insureds if not covered by Tenant’s Commercial General Liability Insurance. All such insurance shall provide for the severability of interests of insureds; and shall be written on an “occurrence” basis, which shall afford coverage for all claims based on acts, omissions, injury and damage, which occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.

(3)    Workers’ Compensation and Employers’ Liability Insurance. Workers’ Compensation Insurance as required by any Regulation, and Employers’ Liability Insurance in amounts not less than One Million Dollars ($1,000,000) each accident for bodily injury by accident; One Million Dollars ($1,000,000) policy limit for bodily injury by disease; and One Million Dollars ($1,000,000) each employee for bodily injury by disease.

(4)    Commercial Auto Liability Insurance. Commercial auto liability insurance with a combined limit of not less than One Million Dollars ($1,000,000) for bodily injury and property damage for each accident. Such insurance shall cover liability relating to any auto (including owned, hired and non-owned autos).

(5)    Alterations Requirements. In the event Tenant shall desire to perform any Alterations, Tenant shall deliver to Landlord, prior to commencing such Alterations (i) evidence satisfactory to Landlord that Tenant carries “Builder’s Risk” insurance covering construction of such Alterations in an amount and form approved by Landlord, (ii) such other insurance as Landlord shall nondiscriminatorily require, and (iii) a lien and completion bond or other security in form and amount satisfactory to Landlord.

(6)    General Insurance Requirements. All coverages described in this Paragraph 8.B shall be endorsed to (i) provide Landlord with thirty (30) days’ notice of cancellation or change in terms; and (ii) waive all rights of subrogation by the insurance carrier against Landlord. If at any time during the Term the amount or coverage of insurance which Tenant is required to carry under this Paragraph 8.B is, in Landlord’s reasonable judgment, materially less than the amount or type of insurance coverage typically carried by owners or tenants of properties located in the general area in which the Premises are located which are similar to and operated for similar purposes as the Premises or if Tenant’s use of the Premises should change with or without Landlord’s consent, Landlord shall have the right to require Tenant to increase the amount or change the types of insurance coverage required under this Paragraph 8.B. All insurance policies required to be carried by Tenant under this Lease shall be written by companies rated A X or better in “Best’s Insurance Guide” and authorized to do business in the State of California. In any event deductible amounts under all insurance policies required to be carried by Tenant under this Lease shall not exceed Five Thousand Dollars ($5,000.00) per occurrence. Tenant shall deliver to Landlord on or before the Term Commencement Date, and thereafter at least thirty (30) days before the expiration dates of the expired policies, certified copies of Tenant’s insurance policies, or a certificate evidencing the same issued by the insurer thereunder; and, if Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at Landlord’s option and in addition to Landlord’s other remedies in the event of a default by Tenant hereunder, procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent.

C.    Indemnification. Tenant shall indemnify, defend by counsel reasonably acceptable to Landlord, protect and hold Landlord, Spieker Properties, Inc., and each of their respective directors, shareholders, partners, lenders, members, managers, contractors, affiliates, and employees (collectively, “Landlord Indemnities”) harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses, including reasonable attorneys’ and consultants’ fees and court costs, demands, causes of action, or judgments, directly or indirectly arising out of or related to: (1) claims of injury to or death of persons or damage to property or business, loss occurring or resulting directly or indirectly from the use or occupancy of the Premises, Building or Project by Tenant or Tenant’s Parties, or from activities or failures to act of Tenant or Tenant’s Parties; (2) claims arising from work or labor performed, or for materials or supplies furnished to or at the request of Tenant in connection with performance of any work done for the account of Tenant within the Premises or Project; (3) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease; and (4) claims arising from the negligence or intentional acts or omissions of Tenant or Tenant’s Parties. The foregoing indemnity by Tenant shall not be applicable to claims to the extent arising from the gross negligence or willful misconduct of Landlord. Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of or damage to any person or property or business loss in or about the Premises, Building or Project by or from any cause whatsoever (other than Landlord’s gross negligence or willful misconduct) and, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement or other portion of the Premises, Building or Project, or caused by gas, fire, oil or electricity in, on or about the Premises, Building or Project, acts of God or of third parties, or any matter outside of the reasonable control of Landlord. The provisions of this Paragraph shall survive the expiration or earlier termination of this Lease.

9.   WAIVER OF SUBROGATION

Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, regardless of whether the negligence of the other party caused such Loss.

10.   LANDLORD’S REPAIRS AND MAINTENANCE

Landlord shall maintain in good repair, reasonable wear and tear excepted, the structural soundness of the roof, foundations, and exterior walls of the Building. The term “exterior walls” as used herein shall not include windows, glass or plate glass, doors, dock bumpers or dock plates, special store fronts or office entries. Any damage caused by or repairs necessitated by any negligence or act of Tenant or Tenant’s Parties may be repaired by Landlord at Landlord’s option and Tenant’s expense. Tenant shall immediately give Landlord written notice of any defect or need of repairs, in such components of the Building for which Landlord is responsible, after which Landlord shall have a reasonable opportunity and the right to enter the Premises at all reasonable times to repair same. Landlord’s liability with respect to any defects, repairs, or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance, and there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of repairs, alterations or improvements in or to any portion of the Premises, the Building or the Project or to fixtures, appurtenances or equipment in the Building, except as provided in Paragraph 24. By taking possession of the Premises, Tenant accepts them “as is,” as being in good order, condition and repair and the condition in which Landlord is obligated to deliver them and suitable for the Permitted Use and Tenant’s intended operations in the Premises, whether or not any notice of acceptance is given.

11.   TENANT’S REPAIRS AND MAINTENANCE

Tenant shall at all times during the Term at Tenant’s expense maintain all parts of the Premises and such portions of the Building as are within the exclusive control of Tenant in a first-class, good, clean and secure condition and promptly make all necessary repairs and replacements, as determined by Landlord, including but not limited to, all windows, glass, doors, walls, including demising walls, and wall finishes, floors and floor covering, heating, ventilating and air conditioning systems, ceiling insulation, truck doors, hardware, dock bumpers, dock plates and levelers, plumbing work and fixtures, downspouts, entries, skylights, smoke hatches, roof vents, electrical and lighting systems, and fire sprinklers, with materials and workmanship of the same character, kind and quality as the original. Tenant shall at Tenant’s expense also perform regular removal of trash and debris. If Tenant uses rail and if required by the railroad company, Tenant agrees to sign a joint maintenance agreement governing the use of the rail spur, if any. Tenant shall, at Tenant’s own expense, enter into a regularly scheduled preventative maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within or serving the Premises. The maintenance contractor and the contract must be approved by Landlord. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective and a copy thereof delivered to Landlord within thirty (30) days after the Term Commencement Date. Landlord may, upon notice to Tenant, enter into such a service contract on behalf of Tenant or perform the work and in either case charge Tenant the cost thereof along with a reasonable amount for Landlord’s overhead. Notwithstanding anything to the contrary contained herein, Tenant shall, at its expense, promptly repair any damage to the Premises or the Building or Project resulting from or caused by any negligence or act of Tenant or Tenant’s Parties. Nothing herein shall expressly or by implication render Tenant Landlord’s agent or contractor to effect any repairs or maintenance required of Tenant under this Paragraph 11, as to all of which Tenant shall be solely responsible.

12.   ALTERATIONS

A.    Tenant shall not make, or allow to be made, any alterations, physical additions [TEXT CUT OFF]; without limitation the attachment of any fixtures or equipment, in, about or to the Premises (“[TEXT CUT OFF] or written consent of Landlord, which consent shall not be unreasonably withheld with respect to [TEXT CUT OFF] y with all applicable Regulations; (b) are, in Landlord’s opinion, compatible with the Building [TEXT CUT OFF] plumbing, electrical, heating/ventilation/air conditioning systems, and will not cause the Building [TEXT CUT OFF] to be modified to comply with any Regulations (including, without limitation, the American [TEXT CUT OFF] interfere with the use and occupancy of any other portion of the Building or Project by any other [TEXT CUT OFF] out without limiting the generality of the foregoing, Landlord shall have the right of written consent for all plans and [TEXT CUT OFF] proposed Alterations, construction means and methods, all appropriate permits and licenses, any contractor or subcontractor to be employed on the work of Alterations, and the time for performance of such work, and may impose rules and regulations for contractors and subcontractors performing such work. Tenant shall also supply to Landlord any documents and information reasonably requested by Landlord in connection with Landlord’s consideration of a request for approval hereunder. Tenant shall cause all Alterations to be accomplished in a first-class, good and workmanlike manner, and to comply with all applicable Regulations and Paragraph 27 hereof. Tenant shall at Tenant’s sole expense, perform any additional work required under applicable Regulations due to the Alterations hereunder. No review or consent by Landlord of or to any proposed Alteration or additional work shall constitute a waiver of Tenant’s obligations under this Paragraph 12. Tenant shall reimburse Landlord for all costs which Landlord may incur in connection with granting approval to Tenant for any such Alterations, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said plans and specifications, and shall pay Landlord an administration fee of fifteen percent (15%) (exclusive of any Tenant Improvements as described in Exhibit C) of the cost of the Alterations as Additional Rent hereunder. All such Alterations shall remain the property of Tenant until the expiration or earlier termination of this Lease, at which time they shall be and become the property of Landlord; provided, however, that Landlord may, at Landlord’s option, require that Tenant, at Tenant’s expense, remove any or all Alterations made by Tenant and restore the Premises by the expiration or earlier termination of this Lease, to their condition existing prior to the construction of any such Alterations. All such removals and restoration shall be accomplished in a first-class and good and workmanlike manner so as not to cause any damage to the Premises or Project whatsoever. If Tenant fails to remove such Alterations or Tenant’s trade fixtures or furniture or other personal property, Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law, at Tenant’s sole expense. In addition to and wholly apart from Tenant’s obligation to pay Tenant’s Proportionate Share of Operating Expenses, Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its fixtures or personal property, on the value of Alterations within the Premises, and on Tenant’s interest pursuant to this Lease, or any increase in any of the foregoing based on such Alterations. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

Notwithstanding the foregoing, at Landlord’s option (but without obligation), all or any portion of the Alterations shall be performed by Landlord for Tenant’s account and Tenant shall pay Landlord’s estimate of the cost thereof (including a reasonable charge for Landlord’s overhead and profit) prior to commencement of the work. In addition, at the time Tenant requests Landlord’s consent to make an alteration pursuant to this Paragraph 12 and again at the expiration or earlier termination of this Lease, at Landlord’s election and notwithstanding the foregoing, however. Tenant shall pay to Landlord the cost of removing any such Alterations and [TEXT CUT OFF]

B.    In compliance with Paragraph 27 hereof, at least ten (10) business days before beginning construction of any Alteration, Tenant shall give Landlord written notice of the expected commencement date of that construction to permit Landlord to post and record a notice of non-responsibility. Upon substantial completion of construction, if the law so provides, Tenant shall cause a timely notice of completion to be recorded in the office of the recorder of the county in which the Building is located.

13.   SIGNS

Tenant shall not place, install, affix, paint or maintain any signs, notices, graphics or banners whatsoever or any window decor which is visible in or from public view or corridors, the common areas or the exterior of the Premises or the Building, in or on any exterior window or window fronting upon any common areas or service area or upon any truck doors or man doors without Landlord’s prior written approval which Landlord shall have the right to withhold in its absolute and sole discretion; provided that Tenant’s name shall be included in any Building-standard door and directory signage, if any, in accordance with Landlord’s Building signage program, including without limitation, payment by Tenant of any fee charged by Landlord for maintaining such signage, which fee shall constitute Additional Rent hereunder. Any installation of signs, notices, graphics or banners on or about the Premises or Project approved by Landlord shall be subject to any Regulations and to any other requirements imposed by Landlord. Tenant shall remove all such signs or graphics by the expiration or any earlier termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury to or defacement of the Premises, Building or Project and any other improvements contained therein, and Tenant shall repair any injury or defacement including without limitation discoloration caused by such installation or removal.

14.   INSPECTION/POSTING NOTICES

After reasonable notice, except in emergencies where no such notice shall be required, Landlord and Landlord’s agents and representatives, shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to make repairs, improvements or alterations to the Premises, Building or Project or to other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord’s interest in the Project or to exhibit the Premises to prospective tenants, purchasers, encumbrancers or to others, or for any other purpose as Landlord may deem necessary or desirable; provided, however, that Landlord shall use reasonable, efforts not to unreasonably interfere with Tenant’s business operations. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry. Tenant waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. At any time within six (6) months prior to the expiration of the Term or following any earlier termination of this Lease or agreement to terminate this Lease, Landlord shall have the right to erect on the Premises, Building and/or Project a suitable sign indicating that the Premises are available for lease.

15.   SERVICES AND UTILITIES

A.    Tenant shall (where practicable) contract for and pay directly when due, for all water, gas, heat, air conditioning, light, power, telephone, sewer, sprinkler charges, cleaning, waste disposal and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and maintenance charges for utilities and shall furnish all electric light bulbs, ballasts and tubes. If any such services are not separately billed or metered to Tenant, Tenant shall pay an equitable proportion, as determined in good faith by Landlord, of all charges billed or metered with other premises. All sums payable under this Paragraph 15 shall constitute Additional Rent hereunder.

B.    Tenant acknowledges that Tenant has inspected and accepts the water, electricity, heat and air conditioning and other utilities and services being supplied or furnished to the Premises as of the date Tenant takes possession of the Premises, if any, as being sufficient in their present condition, “as is,” for the Permitted Use, and for Tenant’s intended operations in the Premises. Landlord shall have no obligation to provide additional or after-hours electricity, heating or air conditioning, but if Landlord elects to provide such services at Tenant’s, request, Tenant shall pay upon demand to Landlord a reasonable charge for such services as determined by Landlord. Tenant agrees to keep and cause to be kept closed all window covering when necessary because of the sun’s position, and Tenant also agrees at all times to cooperate fully with Landlord and to abide by all of the regulations and requirements which Landlord may prescribe for the proper functioning and protection of electrical, heating, ventilating and air conditioning systems. Wherever heat-generating machines, excess lighting or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

C.    Tenant shall not without written consent of Landlord use any apparatus, equipment or device in the Premises, including without limitation, computers, electronic data processing machines, copying machines, and other machines, using excess lighting or using electric current, water, or any other resource in excess of or which will in any way increase the amount of electricity, water, or any other resource being furnished or supplied for the use of the Premises for reasonable and normal office use, in each case as of the date Tenant takes possession of the Premises and as determined by Landlord, or which will require additions or alterations to or interfere with the Building power distribution systems; nor connect with electric current, except through existing electrical outlets in the Premises or water pipes, any apparatus, equipment or device for the purpose of using electrical current, water, or any other resource. If Tenant shall require water or electric current or any other resource in excess of that being furnished or supplied for the use of the Premises as of the date Tenant takes possession of the Premises, if any, as determined by Landlord, Tenant shall first procure the written consent of Landlord which Landlord may refuse, to the use thereof, and Landlord may cause a special meter to be installed in the Premises so as to measure the amount of water, electric current or other resource consumed for any such other use. Tenant shall pay directly to Landlord upon demand as an addition to and separate from payment of Operating Expenses the cost of all such additional resources, energy, utility service and meters (and of installation, maintenance and repair thereof and of any additional circuits or other equipment necessary to furnish such additional resources, energy, utility or service). Landlord may add to the separate or metered charge a recovery of additional expense incurred in keeping account of the excess water, electric current or other resource so consumed. Landlord shall in no case be liable for any damages directly or indirectly resulting from nor shall the Rent or any monies owed Landlord under this Lease herein reserved be abated by reason of: (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any such utilities or services, or any change in the character or means of supplying or providing any such utilities or services or any supplier thereof, (b) the failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, or otherwise, or because of any interruption of service due to Tenant’s use of water, electric current or other [TEXT CUT OFF] interruption in Tenant’s business operations as a result of any such occurrence; nor shall any such occurrence constitute an actual or constructive eviction of Tenant or a breach of an implied warranty by Landlord. Landlord shall further have no obligation to protect or preserve any apparatus, equipment or device installed by Tenant in the Premises, including without limitation by providing additional or after-hours heating or air conditioning. Landlord shall be entitled to cooperate voluntarily and in a reasonable manner with the efforts of national, state or local governmental agencies or utility suppliers in reducing energy or other resource consumption. The obligation to make services available hereunder shall be subject to the limitations of any such voluntary, reasonable program. In addition, Landlord reserves the right to change the supplier or provider of any such utility or service from time to time. Landlord may, but shall not be obligated to, upon notice to Tenant, contract with or otherwise obtain any electrical or other such service for or with respect to the Premises or Tenant’s operations therein from any supplier or provider of any such service. Tenant shall cooperate with Landlord and any supplier or provider of such services designated by Landlord from time to time to facilitate the delivery of such services to Tenant at the Premises and to the Building and Project, including without limitation allowing Landlord and Landlord’s suppliers or providers, and their respective agents and contractors, reasonable access to the Premises for the purpose of installing, maintaining, repairing, replacing or upgrading such service or any equipment or machinery associated therewith.

16.   SUBORDINATION

Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be and is hereby declared to be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises and/or the land upon which the Premises and Project are situated, or both; and (b) any mortgage or deed of trust which may now exist or be placed upon the Building, the Project and/or the land upon which the Premises or the Project are situated, or said ground leases or underlying leases, or Landlord’s interest or estate in any of said items which is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord provided that Tenant shall not be disturbed in its possession under this Lease by such successor in interest so long as Tenant is not in default under this Lease. Within ten (10) days after request by Landlord, Tenant shall execute and deliver any additional documents evidencing Tenant’s attornment or the subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust, in the form requested by Landlord or by any ground landlord, mortgagee, or beneficiary under a deed of trust, subject to such nondisturbance requirement. If requested in writing by Tenant, Landlord shall use commercially reasonable efforts to obtain a subordination, nondisturbance and attornment agreement for the benefit of Tenant reflecting the foregoing from any ground landlord, mortgagee or beneficiary, at Tenant’s expense, subject to such other terms and conditions as the ground landlord, mortgagee or beneficiary may require.

17.   FINANCIAL STATEMENTS

At the request of Landlord from time to time, Tenant shall provide to Landlord Tenant’s and any guarantor’s current financial statements or other information discussing financial worth of Tenant and any guarantor, which Landlord shall use solely for purposes of this Lease and in connection with the ownership, management, financing and disposition of the Project.

18.   ESTOPPEL CERTIFICATE

Tenant agrees from time to time, within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord’s designee, an estoppel certificate stating that this Lease is in full force and effect, that this Lease has not been modified (or stating all modifications, written or oral, to this Lease), the date to which Rent has been paid, the unexpired portion of this Lease, that there are no current defaults by Landlord or Tenant under this Lease (or specifying any such defaults), that the leasehold estate granted by this Lease is the sole interest of Tenant in the Premises and/or the land at which the Premises are situated, and such other matters pertaining to this Lease as may be reasonably requested by Landlord or any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or Project or any interest therein. Failure by Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included are true and correct without exception. Tenant agrees that if Tenant fails to execute and deliver such certificate within such ten (10) day period, Landlord may execute and deliver such certificate on Tenant’s behalf and that such certificate shall be binding on Tenant. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or Project or any interest therein. The parties agree that Tenant’s obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord’s execution of this Lease, and shall be an event of default (without any cure period that might be provided under Paragraph 26.A(3) of this Lease) if Tenant fails to fully comply or makes any material misstatement in any such certificate.

19.   SECURITY DEPOSIT

Tenant agrees to deposit with Landlord upon execution of this Lease, a security deposit as stated in the Basic Lease information (the “Security Deposit”), which sum shall be held and owned by Landlord, without obligation to pay interest, as security for the performance of Tenant’s covenants and obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of damages incurred by Landlord in case of Tenant’s default. Upon the occurrence of any event of default by Tenant, Landlord may from time to time, without prejudice to any other remedy provided herein or by law, use such fund as a credit to the extent necessary to credit against any arrears of Rent or other payments due to Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default, and Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that all of Tenant’s obligations under this Lease have been fulfilled, reduced by such amounts as may be required by Landlord to remedy defaults on the part of Tenant in the payment of Rent or other obligations of Tenant under this Lease, to repair damage to the Premises, Building or Project caused by Tenant or any Tenant’s Parties and to clean the Premises. Landlord may use and commingle the Security Deposit with other funds of Landlord. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of any Regulations, now or hereinafter in force, which restricts the amount or types of claim that a landlord may make upon a security deposit or imposes upon a landlord (or its successors) any obligation with respect to the handling or return of security deposits.

20.   LIMITATION OF TENANT’S REMEDIES

The obligations and liability of Landlord to Tenant for any default by Landlord under the terms of this Lease are not personal obligations of Landlord or of the individual or other partners of Landlord or its or their partners, directors, officers, or shareholders, and Tenant agrees to look solely to Landlord’s interest in the Project for the recovery of any amount from Landlord, and shall not look to other assets of [TEXT CUT OFF] profits, damage to business, or any form of special, indirect or consequential damage on account of any breach of this Lease or otherwise, notwithstanding anything to the contrary contained in this Lease.

21.   ASSIGNMENT AND SUBLETTING

A.
(1)    General. This Lease has been negotiated to be and is granted as an accommodation to Tenant. Accordingly, this Lease is personal to Tenant, and Tenant’s rights granted hereunder do not include the right to assign this Lease or sublease the Premises, or to receive any excess, either in installments or lump sum, over the Rent which is expressly reserved by Landlord as hereinafter provided, except as otherwise expressly hereinafter provided. Tenant shall not assign or pledge this Lease or sublet the Premises or any part thereof, whether voluntarily or by operation of law, or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, or suffer or permit any such assignment, pledge, subleasing or occupancy, without Landlord’s prior written consent except as provided herein. If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice (the “Transfer Notice”) at least forty-five (45) days prior to the anticipated effective date of the proposed assignment or sublease, which shall contain all of the information reasonably requested by Landlord to address Landlord’s decision criteria specified hereinafter. Landlord shall then have a period of thirty (30) days following receipt of the Transfer Notice to notify Tenant in writing that Landlord elects either: (i) to terminate this Lease as to the space so affected as of the date so requested by Tenant; or (ii) to consent to the proposed assignment or sublease, subject, however, to Landlord’s prior written consent of the proposed assignee or subtenant and of any related documents or agreements associated with the assignment or sublease. If Landlord should fail to notify Tenant in writing of such election within said period, Landlord shall be deemed to have waived option (i) above, but written consent by Landlord of the proposed assignee or subtenant shall still be required. If Landlord does not exercise option (i) above, Landlord’s consent to a proposed assignment or sublease shall not be unreasonably withheld. Consent to any assignment or subletting shall not constitute consent to any subsequent transaction to which this Paragraph 21 applies.

(2)
Conditions of Landlord’s Consent. Without limiting the other instances in which it may be reasonable for Landlord to withhold Landlord’s consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold Landlord’s consent in the following instances: if the proposed assignee does not agree to be bound by and assume the obligations of Tenant under this Lease in form and substance satisfactory to Landlord; the use of the Premises by such proposed assignee or subtenant would not be a Permitted Use or would violate any exclusivity or other arrangement which Landlord has with any other tenant or occupant or any Regulation or would increase the Occupancy Density or Parking Density of the Building or Project, or would otherwise result in an undesirable tenant mix for the Project as determined by Landlord; the proposed assignee or subtenant is not of sound financial condition as determined by Landlord in Landlord’s sole discretion; the proposed assignee or subtenant is a governmental agency; the proposed assignee or subtenant does not have a good reputation as a tenant of property or a good business reputation; the proposed assignee or subtenant is a person with whom Landlord is negotiating to lease space in the Project or is a present tenant of the Project; the assignment or subletting would entail any Alterations which would lessen the value of the leasehold improvements in the Premises or use of any Hazardous Materials or other noxious use or use which may disturb other tenants of the Project; or Tenant is in default of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease on three (3) or more occasions during any twelve (12) months preceding the date that Tenant shall request consent. Failure by or refusal of Landlord to consent to a proposed assignee or subtenant shall not cause a termination of this Lease. Upon a termination under Paragraph 21.A.(1)(i), Landlord may lease the Premises to any party, including parties with whom Tenant has negotiated an assignment or sublease, without incurring any liability to Tenant. At the option of Landlord, a surrender and termination of this Lease shall operate as an assignment to Landlord of some or all subleases or subtenancies. Landlord shall exercise this option by giving notice of that assignment to such subtenants on or before the effective date of the surrender and termination. In connection with each request for assignment or subletting, Tenant shall pay to Landlord Landlord’s standard fee for approving such requests, as well as all costs incurred by Landlord or any mortgagee or ground lessor in approving each such request and effecting any such transfer, including, without limitation, reasonable attorneys’ fees.

(3)
Permitted Transfers. An “Affiliate” means any entity that (i) controls, is controlled by, or is under common control with Tenant, (ii) results from the transfer of all or substantially all of Tenant’s assets or stock, or (iii) results from the merger or consolidation of Tenant with another entity. “Control” means the direct or indirect ownership of more than fifty percent (50%) of the voting securities of an entity or possession of the right to vote more than fifty percent (50%) of the voting interest in the ordinary direction of the entity’s affairs. Notwithstanding anything to the contrary contained in this Lease, Landlord’s consent is not required for any assignment of this Lease or sublease of all or a portion of the Premises to an Affiliate so long as the following conditions are met: (a) at least ten (10) business days before any such assignment or sublease. Landlord receives written notice of such assignment or sublease (as well as any documents or information reasonably requested by Landlord regarding the proposed intended transfer and the transferee); (b) Tenant is not then and has not been more than one time in the prior twelve months in default under this Lease; (c) if the transfer is an assignment or any other transfer to an Affiliate other than a sublease, the intended assignee assumes in writing all of Tenant’s obligations under this Lease relating to the Premises in form satisfactory to Landlord or, if the transfer is a sublease, the intended sublessee accepts the sublease in form satisfactory to Landlord: (d) the intended transferee has a tangible net worth, as evidenced by financial statements delivered to Landlord and certified by an independent certified public accountant in accordance with generally accepted accounting principles that are consistently applied, at least equal to $30,000.000; (e) the Premises shall continue to be operated solely for the use specified in the Basic Lease Information; and (f) Tenant shall pay to Landlord one-thousand dollars ($1,000.00) and all costs reasonably incurred by Landlord or any mortgagee or ground lessor for such assignment or subletting, including, without limitation, reasonable attorneys’ fees. No transfer to an Affiliate in accordance with this subparagraph shall relieve Tenant named herein of any obligation under this Lease or alter the primary liability of Tenant named herein for the payment of Rent or for the performance of any other obligation to be performed by Tenant, including the obligations contained in Paragraph 25 with respect to any Affiliate.

B.    Bonus Rent. Any Rent or other consideration realized by Tenant under any such sublease or assignment in excess of the Rent payable hereunder, after amortization of a reasonable brokerage commission incurred by Tenant, shall be divided and paid, thirty percent (30%) to Tenant, seventy percent (70%) to Landlord. In any subletting or assignment undertaken by Tenant, Tenant shall diligently seek to obtain the maximum rental amount available in the marketplace for [TEXT CUT OFF] proceedings) resulting in a change in the present control of such corporation or any of its parent corporations by the person or persons owning a majority of said corporate shares, shall constitute an assignment for purposes of this Lease.

D.    Unincorporated Entity. If Tenant is a partnership, joint venture, unincorporated limited liability company or other unincorporated business form, a transfer of the interest of persons, firms or entities responsible for managerial control of Tenant by sale, assignment, bequest, inheritance, operation of law or other disposition, so as to result in a change in the present control of said entity and/or of the underlying beneficial interests of said entity and/or a change in the identity of the persons responsible for the general credit obligations of said entity shall constitute an assignment for all purposes of this Lease.

E.    Liability. No assignment or subletting by Tenant, permitted or otherwise, shall relieve Tenant of any obligation under this Lease or any guarantor of this Lease of any liability under its guaranty or alter the primary liability of the Tenant named herein for the payment of Rent or for the performance of any other obligations to be performed by Tenant, including obligations contained in Paragraph 25 with respect to any assignee or subtenant. Landlord may collect rent or other amounts or any portion thereof from any assignee, subtenant, or other occupant of the Premises, permitted or otherwise, and apply the net rent collected to the Rent payable hereunder, but no such collection shall be deemed to be a waiver of this Paragraph 21, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of the obligations of Tenant under this Lease or any guarantor of this Lease of any liability under its guaranty. Any assignment or subletting which conflicts with the provisions hereof shall be void.

22.   AUTHORITY

Landlord represents and warrants that it has full right and authority to enter into this Lease and to perform all of Landlord’s obligations hereunder and that all persons signing this Lease on its behalf are authorized to do. Tenant and the person or persons, if any, signing on behalf of Tenant, jointly and severally represent and warrant that Tenant has full right and authority to enter into this Lease, and to perform all of Tenant’s obligations hereunder, and that all persons signing this Lease on its behalf are authorized to do so.

23.   CONDEMNATION

A.    Condemnation Resulting in Termination. If the whole or any substantial part of the Premises should be taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the Permitted Use of the Premises, either party shall have the right to terminate this Lease at its option. If any material portion of the Building or Project is taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, Landlord may terminate this Lease at its option. In either of such events, the Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall have occurred.

B.    Condemnation Not Resulting in Termination. If a portion of the Project of which the Premises are a part should be taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking prevents or materially interferes with the Permitted Use of the Premises, and this Lease is not terminated as provided in Paragraph 23.A. above, the Rent payable hereunder during the unexpired portion of this Lease shall be reduced, beginning on the date when the physical taking shall have occurred, to such amount as may be fair and reasonable under all of the circumstances, but only after giving Landlord credit for all sums received or to be received by Tenant by the condemning authority. Notwithstanding anything to the contrary contained in this Paragraph, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain during the Term, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Term; in the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the Term.

C.    Award. Landlord shall be entitled to (and Tenant shall assign to Landlord) any and all payment, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance and Tenant shall have no claim against Landlord or otherwise for any sums paid by virtue of such proceedings, whether or not attributable to the value of any unexpired portion of this Lease, except as expressly provided in this Lease. Notwithstanding the foregoing, any compensation specifically and separately awarded Tenant for Tenant’s personal property and moving costs, shall be and remain the property of Tenant.

D.    Waiver of CCP§1265.130. Each party waives the provisions of California Civil Code Procedure Section 1265.130 allowing either party to petition the superior court to terminate this Lease as a result of a partial taking.

24.   CASUALTY DAMAGE

A.    General. If the Premises or Building should be damaged or destroyed by fire, tornado, or other casualty (collectively, “Casualty”), Tenant shall give immediate written notice thereof to Landlord. Within thirty (30) days after Landlord’s receipt of such notice, Landlord shall notify Tenant whether in Landlord’s estimation material restoration of the Premises can reasonably be made within one hundred eighty (180) days from the date of such notice and receipt of required permits for such restoration. Landlord’s determination shall be binding on Tenant.

B.    Within 180 Days. If the Premises or Building should be damaged by Casualty to such extent that material restoration can in Landlord’s estimation be reasonably completed within one hundred eighty (180) days after the date of such notice and receipt of required permits for such restoration, this Lease shall not terminate. Provided that insurance proceeds are received by Landlord to fully repair the damage, Landlord shall proceed to rebuild and repair the Premises diligently and in the manner determined by Landlord, except that Landlord shall not be required to rebuild, repair or replace any part of any Alterations which may have been placed on or about the Premises or paid for by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately, but only to the extent of rental abatement insurance proceeds received by Landlord during the time and to the extent the Premises are unfit for occupancy.

C.    Greater than 180 Days. If the Premises or Building should be damaged by Casualty to such extent that rebuilding or repairs cannot in Landlord’s estimation be reasonably completed within one hundred eighty (180) days after the date of such notice and receipt of required permits for such rebuilding or repair, then Landlord shall have the option of either: (1) terminating this Lease effective upon the date of the occurrence of such damage, in which event the Rent shall be abated during the unexpired portion of this Lease; or (2) electing to rebuild or repair the Premises diligently and in the manner determined by Landlord. Landlord shall notify Tenant of its election within thirty (30) days after Landlord’s receipt of notice of the damage or destruction. Notwithstanding the above, Landlord shall not be required to rebuild, repair or replace any part of any Alterations which may have been placed, on or about the Premises or paid for by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately, but only to the extent of rental [TEXT CUT OFF] Additional Rent shall not be diminished during the repair of such damage unless covered by rental insurance in which event it shall be diminished to the extent such rental insurance proceeds are received by Landlord and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds.

E.    Insurance Proceeds. Notwithstanding anything herein to the contrary, if the Premises or Building are damaged or destroyed and are not fully covered by the insurance proceeds received by Landlord or if the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then in either case Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Landlord that said damage or destruction is not fully covered by insurance or such requirement is made by any such holder, as the case may be, whereupon this Lease shall terminate.

F.    Waiver. This Paragraph 24 shall be Tenant’s sole and exclusive remedy in the event of damage or destruction to the Premises or the Building. As a material inducement to Landlord entering into this Lease, Tenant hereby waives any rights it may have under Sections 1932, 1933(4), 1941 or 1942 of the Civil Code of California with respect to any destruction of the Premises, Landlord’s obligation for tenantability of the Premises and Tenant’s right to make repairs and deduct the expenses of such repairs, or under any similar law, statute or ordinance now or hereafter in effect.

G.    Tenant’s Personal Property. In the event of any damage or destruction of the Premises or the Building, under no circumstances shall Landlord be required to repair any injury or damage to, or make any repairs to or replacements of, Tenant’s personal property.

25.   HOLDING OVER

Unless Landlord expressly consents in writing to Tenant’s holding over, Tenant shall be unlawfully and illegally in possession of the Premises, whether or not Landlord accepts any rent from Tenant or any other person while Tenant remains in possession of the Premises without Landlord’s written consent. If Tenant shall retain possession of the Premises or any portion thereof without Landlord’s consent following the expiration of this Lease or sooner termination for any reason, then Tenant shall pay to Landlord for each day of such retention triple the amount of daily rental as of the last month prior to the date of expiration or earlier termination. Tenant shall also indemnify, defend, protect and hold Landlord harmless from any loss, liability or cost, including consequential and incidental damages and reasonable attorneys’ fees, incurred by Landlord resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by the succeeding tenant founded on such delay. Acceptance of Rent by Landlord following expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, shall not constitute a renewal of this Lease, and nothing contained in this Paragraph 25 shall waive Landlord’s right of reentry or any other right. Additionally, if upon expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant’s sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this Paragraph 25 shall apply. The provisions of this Paragraph 25 shall survive any expiration or earlier termination of this Lease.

26.   DEFAULT

A.    Events of Default. The occurrence of any of the following shall constitute an event of default on the part of Tenant:

(1)    Abandonment. Abandonment or vacation of the Premises for a continuous period in excess of fifteen (15) days provided that no abandonment shall exist during any period in which Tenant is actively attempting to assign or sublease the Premises and Tenant is continuing to pay Rent. Tenant waives any right to notice Tenant may have under Section 1951.3 of the Civil Code of the State of California, the terms of this Paragraph 26.A. being deemed such notice to Tenant as required by said Section 1951.3.

(2)    Nonpayment of Rent. Failure to pay any installment of Rent or any other amount due and payable hereunder upon the date when said payment is due, as to which time is of the essence.

(3)    Other Obligations. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subparagraphs (1) and (2) of this Paragraph 26.A., and in Paragraphs 8, 16, 18 and 25, such failure continuing for fifteen (15) days after written notice of such failure, or if such failure cannot reasonably be cured within fifteen (15) days then if Tenant does not promptly commence cure and diligently prosecute it to completion as to which time is of the essence; provided however, such cure period shall in no event exceed a total of fifteen (15) days.

(4)    General Assignment. A general assignment by Tenant for the benefit of creditors.

(5)    Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant’s creditors, which involuntary petition remains undischarged for a period of thirty (30) days. If under applicable law, the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant’s obligations under this Lease.

(6)    Receivership. The employment of a receiver to take possession of substantially all of Tenant’s assets or the Premises, if such appointment remains undismissed or undischarged for a period of fifteen (15) days after the order therefor.

(7)    Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or Tenant’s leasehold of the Premises, if such attachment or other seizure remains undismisscd or undischarged for a period of fifteen (15) days after the levy thereof.

(8)    Insolvency. The admission by Tenant in writing of its inability to pay its debts as they become due.

B.    Remedies Upon Default.

(1)    Termination. In the event of the occurrence of any event of default [TEXT CUT OFF] Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, including any subtenant or subtenants notwithstanding Landlord’s consent to any sublease, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by any reason of Tenant’s default or of such termination. Landlord hereby reserves the right, but shall not have the obligation, to recognize the continued possession of any subtenant. The delivery or surrender to Landlord by or on behalf of Tenant of keys, entry codes, or other means to bypass security at the Premises shall not terminate this Lease.

(2)    Continuation After Default. Even though an event of default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession under Paragraph 26.B.(1) hereof. Landlord shall have the remedy described in California Civil Code Section 1951.4 (“Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations”), or any successor code section. Accordingly, if Landlord does not elect to terminate this Lease on account of any event of default by Tenant, Landlord may enforce all of Landlord’s rights and remedies under this Lease, including the right to recover Rent as it becomes due. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver under application of Landlord to protect Landlord’s interest under this Lease or other entry by Landlord upon the Premises shall not constitute an election to terminate Tenant’s right to possession.

(3)    Increased Security Deposit. If Tenant is in default under Paragraph 26.A.(2) hereof and such default remains uncured for ten (10) days after such occurrence or such default occurs more than three times in any twelve (12) month period, Landlord may require that Tenant increase the Security Deposit to the amount of three times the current month’s Rent at the time of the most recent default.

C.    Damages After Default. Should Landlord terminate this Lease pursuant to the provisions of Paragraph 26.B.(1) hereof, Landlord shall have the rights and remedies of a Landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor code sections. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law or at equity, Landlord shall be entitled to recover from Tenant: (1) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination, (2) the worth at the time of award of the amount by which the unpaid Rent and other amounts that would have been earned after the date of termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; (3) the worth at the time of award of the amount by which the unpaid Rent and other amounts for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided; and (4) any other amount and court costs necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The “worth at the time of award” as used in (1) and (2) above shall be computed at the Applicable Interest Rate (defined below). The “worth at the time of award” as used in (3) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). If this Lease provides for any periods during the Term during which Tenant is not required to pay Base Rent or if Tenant otherwise receives a Rent concession, then upon the occurrence of an event of default, Tenant shall owe to Landlord the full amount of such Base Rent or value of such Rent concession, plus interest at the Applicable Interest Rate, calculated from the date that such Base Rent or Rent concession would have been payable.

D.    Late Charge. In addition to its other remedies, Landlord shall have the right without notice or demand to add to the amount of any payment required to be made by Tenant hereunder, and which is not paid and received by Landlord on or before the first day of each calendar month, an amount equal to five percent (5%) of the delinquent amount, or $150.00, whichever amount is greater, for each month or portion thereof that the delinquency remains outstanding to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord’s damage by virtue of such delinquencies would be extremely difficult and impracticable to compute and the amount stated herein represents a reasonable estimate thereof. Any waiver by Landlord of any late charges or failure to claim the same shall not constitute a waiver of other late charges or any other remedies available to Landlord.

E.    Interest. Interest shall accrue on all sums not paid when due hereunder at the lesser of eighteen percent (18%) per annum or the maximum interest rate allowed by law (“Applicable Interest Rate”) from the due date until paid.

F.    Remedies Cumulative. All of Landlord’s rights, privileges and elections or remedies are cumulative and not alternative, to the extent permitted by law and except as otherwise provided herein.

G.    Replacement of Statutory Notice Requirements. When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notice required by California Code of Civil Procedure Section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by this Paragraph 26 shall replace and satisfy the statutory service-of-notice procedures, including those required by California Code of Civil Procedure Section 1162 or any similar or successor statute.

27.   LIENS

Tenant shall at all times keep the Premises and the Project free from liens arising out of or related to work or services performed, materials or supplies furnished or obligations incurred by or on behalf of Tenant or in connection with work made, suffered or done by or on behalf of Tenant in or on the Premises or Project. If Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord on behalf of Tenant and all expenses incurred by Landlord in connection therefor shall be payable to Landlord by Tenant on demand with interest at the Applicable Interest Rate as Additional Rent. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Project and any other party having an interest therein, from mechanics’ and materialmen’s liens, and Tenant shall give Landlord not less than ten (10) business days prior written notice of the commencement of any work in the Premises or Project which could lawfully give rise to a claim for mechanics’ or materialmen’s liens to permit Landlord to post and record a timely notice of non-responsibility, as Landlord may elect to proceed or as the law may from time to time provide, for which purpose, if Landlord shall so determine, Landlord may enter the Premises. Tenant shall not remove any such notice posted by Landlord without Landlord’s consent, and in any event not before completion of the work which could lawfully give rise to a claim for mechanics’ or materialmen’s liens.

28.   SUBSTITUTION

(1)    The New Premises shall be similar in area and in function for Tenant’s purposes; and

(2)    If Tenant is occupying the Premises at the time of such substitution, Landlord shall pay the expense of physically moving Tenant, Tenant’s property and equipment to the New Premises and shall, at Landlord’s sole cost, improve the New Premises with improvements substantially similar to those the Landlord has committed to provide or has provided in the Premises.

29.   TRANSFERS BY LANDLORD

In the event of a sale or conveyance by Landlord of the Building or a foreclosure by any creditor of Landlord, the same shall operate to release Landlord from any liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, to the extent required to be performed after the passing of title to Landlord’s successor-in-interest. In such event, Tenant agrees to look solely to the responsibility of the successor-in-interest of Landlord under this Lease with respect to the performance of the covenants and duties of “Landlord” to be performed after the passing of title to Landlord’s successor-in-interest. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. Landlord’s successor(s)-in-interest shall not have liability to Tenant with respect to the failure to perform any of the obligations of “Landlord,” to the extent required to be performed prior to the date such successor(s)-in-interest became the owner of the Building.

30.   RIGHT OF LANDLORD TO PERFORM TENANT’S COVENANTS

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Base Rent, required to be paid by Tenant hereunder or shall fail to perform any other act on Tenant’s part to be performed hereunder, including Tenant’s obligations under Paragraph 11 hereof, and such failure shall continue for fifteen (15) days after notice thereof by Landlord, in addition to the other rights and remedies of Landlord, Landlord may make any such payment and perform any such act on Tenant’s part. In the case of an emergency, no prior notification by Landlord shall be required. Landlord may take such actions without any obligation and without releasing Tenant from any of Tenant’s obligations. All sums so paid by Landlord and all incidental costs incurred by Landlord and interest thereon at the Applicable Interest Rate, from the date of payment by Landlord, shall be paid to Landlord on demand as Additional Rent.

31.   WAIVER

If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein, or constitute a course of dealing contrary to the expressed terms of this Lease. The acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord’s knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord, based upon full knowledge of the circumstances.

32.   NOTICES

Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to sending, mailing, or delivery of any notice or the making of any payment by Landlord or Tenant to the other shall be deemed to be complied with when and if the following steps are taken:

A.    Rent. All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at Landlord’s Remittance Address set forth in the Basic Lease Information, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant’s obligation to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

B.    Other. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and either personally delivered, sent by commercial overnight courier, mailed, certified or registered, postage prepaid or sent by facsimile with confirmed receipt (and with an original sent by commercial overnight courier), and in each case addressed to the party to be notified at the Notice Address for such party as specified in the Basic Lease Information or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Notices shall be deemed served upon receipt or refusal to accept delivery. Tenant appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of occupying the Premises at the lime, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Premises.

C.    Required Notices. Tenant shall immediately notify Landlord in writing of any notice of a violation or a potential or alleged violation of any Regulation that relates to the Premises or the Project, or of any inquiry, investigation, enforcement or other action that is instituted or threatened by any governmental or regulatory agency against Tenant or any other occupant of the Premises, or any claim that is instituted or threatened by any third party that relates to the Premises or the Project.

33.   ATTORNEYS’ FEES

If Landlord places the enforcement of this Lease, or any part thereof, or the collection of any Rent due, or to become due hereunder, or recovery of possession of the Premises in the hands of an attorney, Tenant shall pay to Landlord, upon demand, Landlord’s reasonable attorneys’ fees and court costs, whether incurred at trial, appeal or review. In any action which Landlord or Tenant brings to enforce its respective rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party including reasonable attorneys’ fees, to be fixed by the court, and said costs and attorneys’ fees shall be a part of the judgment in said action.

34.   SUCCESSORS AND ASSIGNS

This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment is approved by Landlord as provided hereunder, Tenant’s assigns.

35.   FORCE MAJEURE

[TEXT CUT OFF] performance by that party for a period equal to the period of that prevention, delay, or stoppage is excused. Tenant’s obligation to pay Rentehowever, is not excused by this Paragraph 35.

36.   SURRENDER OF PREMISES

Tenant shall, upon expiration or sooner termination of this Lease, surrender the Premises to Landlord in the same condition as existed on the date Tenant originally took possession thereof, including, but not limited to, all interior walls cleaned, all interior painted surfaces repainted in the original color, all holes in walls repaired, all carpets shampooed and cleaned, all HVAC equipment in operating order and in good repair, and all floors cleaned, waxed, and free of any Tenant-introduced marking or painting, all to the reasonable satisfaction of Landlord. Tenant shall remove all of its debris from the Project. At or before the time of surrender, Tenant shall comply with the terms of Paragraph 12.A. hereof with respect to Alterations to the Premises and all other matters addressed in such Paragraph. If the Premises are not so surrendered at the expiration or sooner termination of this Lease, the provisions of Paragraph 25 hereof shall apply. All keys to the Premises or any part thereof shall be surrendered to Landlord upon expiration or sooner termination of the Term. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall meet with Landlord for a joint inspection of the Premises at the time of vacating, but nothing contained herein shall be construed as an extension of the Term or as a consent by Landlord to any holding over by Tenant. In the event of Tenant’s failure to give such notice or participate in such joint inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall conclusively be deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration. Any delay caused by Tenant’s failure to carry out its obligations under this Paragraph 36 beyond the term hereof, shall constitute unlawful and illegal possession of Premises under Paragraph 25 hereof.

37.   HAZARDOUS MATERIALS

A.    General Restrictions. Tenant shall conduct its business and shall cause each Tenant Party to act in such a manner as to (a) not release or permit the release of any Hazardous Material in, under, on or about the Premises or Project, or (b) not use, store, generate, treat, discharge, disperse, handle, manufacture, transport or dispose of (collectively, “Handle”) any Hazardous Materials (other than incidental amounts of customary cleaning and office supplies) in or about the Premises or Project without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion (“Hazardous Materials Consent Requirements”). “Hazardous Material” means any hazardous, explosive, radioactive or toxic substance, material or waste which is or becomes regulated by any local, state or federal governmental authority or agency, including, without limitation, any material or substance which is (i) defined or listed as a “hazardous waste,” “extremely hazardous waste,” “restricted hazardous waste,” “hazardous substance,” “hazardous material,” “pollutant” or “contaminant” under any Regulation, (ii) petroleum or petroleum derivative, (iii) a flammable explosive, (iv) a radioactive material or waste, (v) a polychlorinated biphenyl, (vi) asbestos or asbestos containing material, (vii) infectious waste, or (viii) a carcinogen.

B.    Required Disclosures. Prior to Tenant (and at least five (5) days prior to any assignee or any subtenant of Tenant) taking possession of any part of the Premises, and on each anniversary of the Term Commencement Date (each such date is hereinafter referred to as a “Disclosure Date”), until and including the first Disclosure Date occurring after the expiration or sooner termination of this Lease, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials, or any combination thereof, which were Handled on, in, under or about the Premises or Project for the twelve (12) month period prior to such Disclosure Date, or which Tenant intends to Handle on, under or about the Premises during the twelve (12) month period following the Disclosure Date by executing and delivering to Landlord a “Hazardous Materials Questionnaire”, in the form attached hereto as Exhibit D (as updated and modified by Landlord, from time to time). Tenant’s disclosure obligations under this Paragraph 37.B shall include a requirement that, to the extent any information contained in a Hazardous Materials Questionnaire previously delivered by Tenant shall become inaccurate in any material respect, Tenant shall immediately deliver to Landlord a new updated Hazardous Materials Questionnaire.

C.    Additional Obligations. If any Hazardous Materials shall be released into the environment comprising or surrounding the Project in connection with the acts, omissions or operations of Tenant or any Tenant Party, Tenant shall at its sole expense promptly prepare a remediation plan therefor consistent with applicable Regulations and recommended industry practices (and approved by Landlord and all governmental agencies having jurisdiction) to fully remediate such release, and thereafter shall prosecute the remediation plan so approved to completion with all reasonable diligence and to the satisfaction of Landlord and applicable governmental agencies. If any Hazardous Materials are Handled in, under, on or about the Premises during the Term, or if Landlord determines in good faith that any release of any Hazardous Material or violation of Hazardous Materials Regulations may have occurred in, on, under or about the Premises during the Term, Landlord may require Tenant to at Tenant’s sole expense, (i) retain a qualified environmental consultant reasonably satisfactory to Landlord to conduct a reasonable investigation (an “Environmental Assessment”) of a nature and scope reasonably approved in writing in advance by Landlord with respect to the existence of any Hazardous Materials in, on, under or about the Premises and providing a review of all Hazardous Materials activities of Tenant and the Tenant Parties, and (ii) provide to Landlord a reasonably detailed, written report, prepared in accordance with the institutional real estate standards, of the Environmental Assessment.

D.    Indemnity. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses (including attorneys’ and consultants’ fees and court costs), demands, causes of action, or judgments directly or indirectly arising out of or related to the use, generation, storage, release, or disposal of Hazardous Materials by Tenant or any of Tenant’s Parties in, on, under or about the Premises, the Building or the Project or surrounding land or environment, which indemnity shall include, without limitation, damages for personal or bodily injury, property damage, damage to the environment or natural resources occurring on or off the Premises, losses attributable to diminution in value or adverse effects on marketability, the cost of any investigation, monitoring, government oversight, repair, removal, remediation, restoration, abatement, and disposal, and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the expiration or earlier termination of this Lease. Neither the consent by Landlord to the use, generation, storage, release or disposal of Hazardous Materials nor the strict compliance by Tenant with all laws pertaining to Hazardous Materials shall excuse Tenant from Tenant’s obligation of indemnification pursuant to this Paragraph 37.D. Tenant’s obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease.

E.    Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses, including without limitation reasonable attorneys’ fees and costs arising out of any Hazardous Material in, on or about the Project or the Premises which was created, handled, placed, stored, used, transported or disposed of by Landlord or by Landlord’s agents, employees, invitees or representatives in violation of applicable Regulations, excluding, however, any Hazardous Material whose presence was caused by Tenant or any Tenant’s Parties.

38.   MISCELLANEOUS

B.    Time. Time is of the essence regarding this Lease and all of its provisions.

C.    Choice of Law. This Lease shall in all respects be governed by the laws of the State of California.

D.    Entire Agreement. This Lease, together with its Exhibits, addenda and attachments and the Basic Lease Information, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its Exhibits, addenda and attachments and the Basic Lease Information.

E.    Modification. This Lease may not be modified except by a written instrument signed by the parties hereto. Tenant accepts the area of the Premises as specified in the Basic Lease Information as the approximate area of the Premises for all purposes under this Lease, and acknowledges and agrees that no other definition of the area (rentable, usable or otherwise) of the Premises shall apply. Tenant shall in no event be entitled to a recalculation of the square footage of the Premises, rentable, usable or otherwise, and no recalculation, if made, irrespective of its purpose, shall reduce Tenant’s obligations under this Lease in any manner, including without limitation the amount of Base Rent payable by Tenant or Tenant’s Proportionate Share of the Building and of the Project.

F.    Severability. If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

G.    Recordation. Tenant shall not record this Lease or a short form memorandum hereof.

H.    Examination of Lease. Submission of this Lease to Tenant does not constitute an option or offer to lease and this Lease is not effective otherwise until execution and delivery by both Landlord and Tenant.

I.    Accord and Satisfaction. No payment by Tenant of a lesser amount than the total Rent due nor any endorsement on any check or letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction of full payment of Rent, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue other remedies. All offers by or on behalf of Tenant of accord and satisfaction are hereby rejected in advance.

J.    Easements. Landlord may grant easements on the Project and dedicate for public use portions of the Project without Tenant’s consent; provided that no such grant or dedication shall materially interfere with Tenant’s Permitted Use of the Premises. Upon Landlord’s request, Tenant shall execute, acknowledge and deliver to Landlord documents, instruments, maps and plats necessary to effectuate Tenant’s covenants hereunder.

K.    Drafting and Determination Presumption. The parties acknowledge that this Lease has been agreed to by both the parties, that both Landlord and Tenant have consulted with attorneys with respect to the terms of this Lease and that no presumption shall be created against Landlord because Landlord drafted this Lease. Except as otherwise specifically set forth in this Lease, with respect to any consent, determination or estimation of Landlord required or allowed in this Lease or requested of Landlord, Landlord’s consent, determination or estimation shall be given or made solely by Landlord in Landlord’s good faith opinion. whether or not objectively reasonable. If Landlord fails to respond to any request for its consent within the time period, if any, specified in this Lease, Landlord shall be deemed to have disapproved such request.

L.    Exhibits. The Basic Lease information, and the Exhibits, addenda and attachments attached hereto are hereby incorporated herein by this reference and made a part of this Lease as though fully set forth herein.

M.    No Light, Air or View Easement. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease or impose any liability on Landlord.

N.    No Third Party Benefit. This Lease is a contract between Landlord and Tenant and nothing herein is intended to create any third party benefit.

O.    Quiet Enjoyment. Upon payment by Tenant of the Rent, and upon the observance and performance of all of the other covenants, terms and conditions on Tenant’s part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to all of the other terms and conditions of this Lease. Landlord shall not be liable for any hindrance, interruption, interference or disturbance by other tenants or third persons, nor shall Tenant be released from any obligations under this Lease because of such hindrance, interruption, interference or disturbance.
P.    Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed an original.

Q.    Multiple Parties. If more than one person or entity is named herein as Tenant, such multiple parties shall have joint and several responsibility to comply with the terms of this Lease.

R.    Prorations. Any Rent or other amounts payable to Landlord by Tenant hereunder for any fractional month shall be prorated based on a month of 30 days. As used herein, the term “fiscal year” shall mean the calendar year or such other fiscal year as Landlord may deem appropriate.

39.   ADDITIONAL PROVISIONS

A.    Rent. Base. Base Rent, net of Basic Operating Expenses per Paragraph 7 of this Lease, for the Premises shall be as follows:

Months 1-12
Base Rent shall be $15,676.00 per month. In addition to Base Rent, Tenant shall also pay Tenant’s proportionate share of Basic Operating Expenses as set forth in Paragraph 7 of the Lease Agreement. Basic Operating Expenses are initially estimated to be $2,491.00 per month. Basic Operating Expenses are estimated a year in advance and collected on a monthly basis. Any adjustments (up or down) will be made at the end of the calendar year.

Months 13-24	Base Rent shall be $16,303.00 per month. In addition to Base Rent, Tenant shall also pay Tenant’s Proportionate Share of Basic Operating Expenses as set forth in Paragraph 7.

Months 25-36	Base Rent shall be $16,955.00 per month. In addition to Base Rent, Tenant shall also pay Tenant’s Proportionate Share of Basic Operating Expenses as set forth in Paragraph 7.

Months 37-48	Base Rent shall be $17,633.00 per month. In addition to Base Rent, Tenant shall also pay Tenant’s Proportionate Share of Basic Operating Expenses as set forth in Paragraph 7.

Months 49-60	Base Rent shall be $18,339.00 per month. In addition to Base Rent, Tenant shall also pay Tenant’s Proportionate Share of Basic Operating Expenses as set forth in Paragraph 7.

Months 61-72	Base Rent shall be $19,072.00 per month. In addition to Base Rent, Tenant shall also pay Tenant’s Proportionate Share of Basic Operating Expenses as set forth in Paragraph 7.

B.    Delivery of Letter of Credit. In lieu of depositing a security deposit with Landlord, Tenant shall, on execution of this Lease, deliver to Landlord and cause to be in effect during the Lease Term an unconditional, irrevocable letter of credit (“LOC”) in the amount specified for the Security Deposit in the Basic Lease Information, as it may be increased as provided in this Lease (the “LOC Amount”) for an initial term extending 30 days beyond the expiration date of this Lease or any extension thereto. The LOC shall be in a form acceptable to Landlord and shall be issued by an LOC bank selected by Tenant and acceptable to Landlord. The text of the LOC shall expressly state that the LOC shall survive the termination of this Lease. An LOC bank is a bank that accepts deposits, maintains accounts, has a local office that will negotiate a letter of credit, and the deposits of which are insured by the Federal Deposit Insurance Corporation. Tenant shall pay all expenses, points, or fees incurred by Tenant in obtaining the LOC. The LOC shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Project, the Building and in this Lease and Tenant agrees that in the event of any such transfer or mortgage. Landlord shall have the right to transfer or assign the LOC and/or the LOC Security Deposit (as defined below) to the transferee or mortgagee, and in the event of such transfer, Tenant shall look solely to such transferee or mortgagee for the return of the LOC and/or the LOC Security Deposit.

C.    Replacement of Letter of Credit. Tenant may, from time to time, replace any existing LOC with a new LOC if the new LOC (a) becomes effective at least thirty (30) days before expiration of the LOC that it replaces; (b) is in the required LOC amount; (c) is issued by an LOC bank acceptable to Landlord; and (d) otherwise complies with the requirements of this Paragraph.

D.    Landlord’s Right to Draw on Letter of Credit. Landlord shall hold the LOC as security for the performance of Tenant’s obligations under this Lease. If, after notice and failure to cure within any applicable period provided in this Lease. Tenant defaults on any provision of this Lease. Landlord may, without prejudice to any other remedy it has, draw on that portion of the LOC necessary to (a) pay Rent or other sum in default; (b) pay or reimburse Landlord for any amount that Landlord may spend or become obligated to spend in exercising Landlord’s rights under Paragraph 30 (Right of Landlord to Perform Tenant’s Covenant); and/or (c) compensate Landlord for any expense, loss, or damage that Landlord may suffer because of Tenant’s default. If Tenant fails to renew or replace the LOC at least thirty (30) days before its expiration, Landlord may, without prejudice to any other remedy it has, draw on the entire amount of the LOC.

E.    LOC Security Deposit. Any amount of the LOC that is drawn on by Landlord but not applied by Landlord shall be held by Landlord as a security deposit (the “LOC Security Deposit”) in accordance with Paragraph 19 of this Lease.

F.    Restoration of Letter of Credit and LOC Security Deposit. If Landlord draws on any portion of the LOC and/or applies all or any portion of such draw. Tenant shall, within five (5) business days after demand by Landlord, either (a) deposit cash with Landlord in an amount that, when added to the amount remaining under the LOC and the amount of any LOC Security Deposit, shall equal the LOC Amount then required under this Paragraph; or (b) reinstate the LOC to the full LOC Amount.

40.   JURY TRIAL WAIVER

EACH PARTY HERETO (WHICH INCLUDES ANY ASSIGNEE, SUCCESSOR HEIR OR PERSONAL REPRESENTATIVE OF A PARTY) SHALL NOT SEEK A JURY TRIAL, HEREBY WAIVES TRIAL BY JURY, AND HEREBY FURTHER WAIVES ANY OBJECTION TO VENUE IN THE COUNTY IN WHICH THE BUILDING IS LOCATED, AND AGREES AND CONSENTS TO PERSONAL JURISDICTION OF THE COURTS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE, WHETHER ANY OF THE FOREGOING IS BASED ON THIS LEASE OR ON TORT LAW. EACH PARTY REPRESENTS THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL CONCERNING THE EFFECT OF THIS PARAGRAPH 40. THE PROVISIONS OF THIS PARAGRAPH 40 SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and the year first above written.

LANDLORD

Spieker Properties, L.P.,
a California limited partnership

By:		Spieker Properties, Inc.,
a Maryland corporation,
its general partner

	By:	/s/ Eric T. Luhrs
Eric T. Luhrs
Vice President

Date:		3/1/00, 00

TENANT

GenOA Corporation,
A California corporation

By:		/s/ Richard Gold
Richard Gold
Its: President/CEO
Date:		2-29, 2000

EXHIBIT A
Industrial Lease
Rules and Regulations

1.
Driveways, sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises. The driveways, sidewalks, halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building, the Project and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of such tenant’s business unless such persons are engaged in illegal activities. No tenant, and no employees or invitees of any tenant, shall go upon the roof of any Building, except as authorized by Landlord.

2.
No sign, placard, banner, picture, name, advertisement or notice, visible from the exterior of the Premises or the Building or the common areas of the Building shall be inscribed, painted, affixed, installed or otherwise displayed by Tenant either on its Premises or any part of the Building or Project without the prior written consent of Landlord in Landlord’s sole and absolute discretion. Landlord shall have the right to remove any such sign, placard, banner, picture, name, advertisement, or notice without notice to and at the expense of Tenant, which were installed or displayed in violation of this rule. If Landlord shall have given such consent to Tenant at any time, whether before or after the execution of Tenant’s Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of the Lease, and shall be deemed to relate only to the particular sign, placard, banner, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, banner, picture, name, advertisement or notice.

All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person or vendor approved by Landlord and shall be removed by Tenant at the time of vacancy at Tenant’s expense.

3.
The directory of the Building or Project will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to charge for the use thereof and to exclude any other names therefrom.

4.
No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on the Premises without the prior written consent of Landlord. In any event with the prior written consent of Landlord, all such items shall be installed inboard of Landlord’s standard window covering and shall in no way be visible from the exterior of the Building. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent or of a quality, type, design, and bulb color approved by Landlord. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which Landlord considers unsightly from outside Tenant’s Premises.

5.	Each tenant shall be responsible for all persons for whom it allows to enter the Building or the Project and shall be liable to Landlord for all acts of such persons.

Landlord and its agents shall not be liable for damages for any error concerning the admission to, or exclusion from, the Building or the Project of any person.

During the continuance of any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Landlord’s opinion, Landlord reserves the right (but shall not be obligated) to prevent access to the Building and the Project during the continuance of that event by any means it considers appropriate for the safety of tenants and protection of the Building, property in the Building and the Project.

6.
Tenant shall not alter any lock or access device or install a new or additional lock or access device or bolt on any door of its Premises, without the prior written consent of Landlord. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys for all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7.
The restrooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them. The expense of any breakage, stoppage, or damage resulting from Violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused the breakage, stoppage, or damage.

8.
Tenant shall not use or keep in or on the Premises, the Building or the Project any kerosene, gasoline, or inflammable or combustible fluid or material except in strict accordance with the terms of the Lease.

9.
Tenant shall not use, keep or permit to be used or kept in its Premises any foul or noxious gas or substance. Tenant shall not allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought or kept in or about the Premises, the Building, or the Project.

10.
Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on the Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, or the business of a public barber shop, beauty parlor, nor shall the Premises be used for any illegal, improper, immoral or objectionable purpose, or any business or activity other than that specifically provided for in such Tenant’s Least. Tenant shall not accept hairstyling, barbering, shoeshine, nail, massage or similar services in the Premises or common areas except as authorized by Landlord.

11.
If Tenant requires telegraphic, telephonic, telecommunications, data processing, burglar alarm or similar services, it shall first obtain, and comply with, Landlord’s instructions in their installation. The cost of purchasing, installation and maintenance of such services shall be borne solely by Tenant.

12.	Landlord will direct electricians as to where and how telephone,telegraph and electrical wires are to be introduced or installed. [TEXT CUT OFF]

13.
Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or any other device on the exterior walls or the roof of the Building, without Landlord’s consent. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building, the Project or elsewhere.

14.
Tenant shall not mark, or drive nails, screws or drill into the partitions, woodwork or drywall or in any way deface the Premises or any Part thereof. Tenant shall not lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its Premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

15.	Tenant shall not place a load upon any floor of its Premises which exceeds the load per square foot which such floor was designed to carry or which is allowed by law.

Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord.

16.
Each tenant shall store all its trash and garbage within the interior of the Premises or as otherwise directed by Landlord from time to time. Tenant shall not place in the trash boxes or receptacles any personal trash or any material that may not or cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city, without violation of any law or ordinance governing such disposal.

17.
Canvassing, soliciting, distribution of handbills or any other written material and peddling in the Building and the Project are prohibited and each tenant shall cooperate to prevent the same. No tenant shall make room-to-room solicitation of business from other tenants in the Building or the Project, without the written consent of Landlord.

18.	Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building and the Project.

19.
Landlord reserves the right to exclude or expel from the Project any person who, in Landlord’s judgment, is under the influence of alcohol or drugs or who commits any act in violation of any of these Rules and Regulations.

20.
Without the prior written consent of Landlord, Tenant shall not use the name of the Building or the Project or any photograph or other likeness of the Building or the Project in connection with, or in promoting or advertising, Tenant’s business except that Tenant may include the Building’s or Project’s name in Tenant’s address.

21.	Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22.	Tenant assumes any and all responsibility for protecting its Premises from theft robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

23.
Landlord reserves the right to designate the use of the parking spaces on the Project. Tenant or Tenant’s guests shall park between designated parking lines only, and shall not occupy two parking spaces with one car. No trucks, truck tractors, trailers or fifth wheel are allowed to be parked anywhere at any time within the Project other than in Tenant’s own truck dock well. Vehicles in violation of the above shall be subject to tow-away, at vehicle owner’s expense. Vehicles parked on the Project overnight without prior written consent of the Landlord shall be deemed abandoned and shall be subject to tow-away at vehicle owner’s expense. No tenant of the Building shall park in visitor or reserved parking areas or loading areas. Any tenant found parking in such designated visitor or reserved parking areas or loading areas or unauthorized areas shall be subject to tow-away at vehicle owner’s expense. The parking areas shall not be used to provide car wash, oil changes, detailing, automotive repair or other services unless otherwise approved or furnished by Landlord, Tenant will from time to time, upon the request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees or agents.

24.
No Tenant is allowed to unload, unpack, pack or in any way manipulate any products, materials or goods in the common areas of the Project including the parking and driveway areas of the Project, All products, goods and materials must be manipulated, handled, kept, and stored within the Tenant’s Premises and not in any exterior areas, including, but not limited to, exterior dock platforms, against the exterior of the Building, parking areas and driveway areas of the Project. Tenant also agrees to keep the exterior of the Premises clean and free of nails, wood, pallets, packing materials, barrels and any other debris produced from their operation. All products, materials and goods are to enter and exit the Premises by being loaded or unloaded through dock high doors into trucks and or trailers, over dock high loading platforms into trucks and or trailers or loaded or unloaded into trucks and or trailers within the Premises through grade level door access.

25.	Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant’s employees, agents, clients, customers, invitees and guests.

26.
These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Project.

27.
Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and the Project and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations herein stated and any additional rules and regulations which are adopted,

Exhibit B

FREMONT COMMERCE CENTER

[FLOOR PLAN]

EXHIBIT C

TENANT IMPROVEMENTS

1.    In consideration of the mutual covenants contained in the Lease of which this Exhibit C is a part, Landlord shall provide Tenant with a Tenant Improvement allowance of $60,000 to be used for improvements to suite 41778 Christy Street. Such Tenant Improvements shall be used for alterations to the Premises as approved by Landlord. Such alterations may include but are not limited to: carpet replacement, painting, bathroom upgrades, installation of HVAC units, and additional alterations as approved by Landlord. The tenant improvements as described in Exhibit C are not subject to restoration at the expiration or earlier termination of this Lease. Any future tenant improvements shall be subject to restoration at Landlord’s full and absolute discretion.

2.    All the Tenant Improvements performed by Tenant, as approved by Landlord, shall use Building Standard materials and be constructed in the Building Standard manner. As used herein, “Building Standard” shall mean the standards for a particular item selected from time to time by Landlord for the Building or such other standards as may be mutually agreed upon between Landlord and Tenant in writing.

3.    Without limiting the “as-is” provisions of the Lease, Tenant accepts the Premises in its “as-is” condition and acknowledges that Landlord has no obligation to make any changes or improvements to the Premises or to pay any costs expended or to be expended in connection with any such changes or improvements, other than the Tenant improvements allowance specified in Paragraph 1 of this Exhibit C.

4.    Tenant shall not perform any work in the Premises (including, without limitation, cabling, wiring, fixturization, painting, carpeting, replacements or repairs) except in accordance with Paragraphs 12 and 27 of the Lease.

Exhibit C

[FLOOR PLAN]

Exhibit C

SCOPE OF WORK FOR 41778 CHRISTY

Architectural
Demolish all front offices, and non structural elements in entire space
Demolish all unusable HVAC, Electrical, Plumbing systems and lines
Build 8 -10 conference rooms/offices
Build 200 feet long full height demising wall
Build 2 additional ADA compliant restrooms
Build reception/lobby area
Tape, Texture, and paint all envelope walls
Install carpet over 14000 square feet of floor space
Provide and install atleast 4 doors to 41762
Bring existing 2 rest rooms to ADA compliance
Provide and install storage shelving, cages etc.

HVAC
Provide and install 30 tons of additional air conditioning capacity
Provide and install HVAC distribution systemfor entire 16000 square feet
Provide separate zone controls for each of the conference and office areas

Electrical
Provide and install sub-panels for major sub-circuits
Provide and install electrical distribution systems
Provide and install required lighting for the entire space
Provide and install the required life safety and alarm systems

Total estimated costs of Tenant Improvements	$450,000

EXHIBIT D

HAZARDOUS MATERIALS QUESTIONNAIRE

This questionnaire is designed to solicit information regarding Tenant’s proposed use, generation, treatment, storage, transfer or disposal of hazardous or toxic materials, substances or wastes. If this Questionnaire is attached to or provided in connection with a lease, the reference herein to any such items shall include all items defined as “Hazardous Materials,” “Hazardous Substances,” “Hazardous Wastes,” “Toxic Materials,” “Toxic Substances, “Toxic Wastes,” or such similar definitions contained in the lease. Please complete the questionnaire and return it to Landlord for evaluation. If your use of materials or substances, or generation of wastes is considered to be significant, further information may be requested regarding your plans for hazardous and toxic materials management. Your cooperation in this matter is appreciated. If you have any questions, do not hesitate to call us for assistance.

1.    PROPOSED TENANT

Name (Corporation, Individual, Corporate or Individual DBA, or Public Agency): Genoa Corporation

Standard Industrial Classification Code (SIC): 3674

Street Address: 41762 Christy Street

City, State, Zip Code: Fremont CA 94538

Contact Person & Title: Richard Gold CEO

Telephone Number: 510 656 6550 Facsimile Number: 510 656 6731

2.    LOCATION AND ADDRESS OF PROPOSED LEASE

Street Address: 41778 Christy Street

City, State, Zip Code: Fremont CA 94538

Bordering Streets: Christy

Streets to which Premises has Access: Christy

3.    DESCRIPTION OF PREMISES

Floor Area: 16,501 sq. ft.

Number of Parking Spaces: 41

Date of Original Construction:

Past Uses of Premises:

Dates and Descriptions of Significant Additions, Alterations or Improvements:

Proposed Additions, Alterations or Improvements, if any:

4.    DESCRIPTION OF PROPOSED PREMISES USE

Describe proposed use and operation of Premises including (i) services to be performed, (ii) nature and types of manufacturing or assembly processes, if any, and (iii) the materials or products to be stored at the Premises.

Will the operation of your business at the Premises involve the use, generation, treatment, storage, transfer or disposal of hazardous wastes or materials? Do they now? Yes ☒ No ☐ If the answer is “yes,” or if your SIC code number is between 2000 to 4000, please complete Section V.

5.	PERMIT DISCLOSURE

Does or will the operation of any facet of your business at the Premises require any permits, licenses or plan approvals from any of the following agencies?

U.S. Environmental Protection Agency	Yes ☐	No ☒

City or County Sanitation District	Yes ☐	No ☒

State Department of Health Services	Yes ☐	No ☒

U.S. Nuclear Regulatory Commission	Yes ☐	No ☒

Air Quality Management District	Yes ☐	No ☒

Bureau of Alcohol, Firearms and Tobacco	Yes ☐	No ☒

City or County Fire Department	Yes ☐	No ☒

Regional Water Quality Control Board	Yes ☐	No ☒

Other Governmental Agencies (if yes, identify: City of Fremont Business License)	Yes ☒	No ☐

If the answer to any of the above is “yes,” please indicate permit or license numbers, issuing agency and expiration date or renewal date, if applicable.

If your answer to any of the above is “yes,” please complete Sections VI and VII.

6.	HAZARDOUS MATERIALS DISCLOSURE

Will any hazardous or toxic materials or substances be stored on the Premises? Yes ☐ No ☒     If the answer is “yes,” please describe the materials or substances to be stored, the quantities thereof and the proposed method of storage of the same (i.e., drums, aboveground or underground storage tanks, cylinders, other), and whether the material is a Solid (S), Liquid (L) or Gas (G):

Material/ Substance	Quantity to be Stored on Premises	Storage Method	Amount to be Stored on a Monthly Basis	Maximum Period of Premises Storage
None

Attach additional sheets if necessary.

Is any modification of the Premises improvements required or planned to mitigate the release of toxic or hazardous materials substance or wastes into the environment? Yes ☐ No ☒ If the answer is “yes,” please describe the proposed Premises modifications:

7.    HAZARDOUS WASTE DISCLOSURE

Will any hazardous waste, including recycle waste, be generated by the operation of your business at the Premises? Yes ☐ No ☒ If the answer is “Yes,” please list the hazardous waste which is expected to be generated (or potentially will be generated) at the Premises, its hazard class and volume/frequency of generation on a monthly basis.

Waste Name	Hazard Class	Volume/Month	Maximum Period of Premises Storage
N/A

Attach additional sheets if necessary.

If the answer is “yes,” please also indicate if any such wastes are to be stored within the Premises and the proposed method of storage (i.e., drums, aboveground or underground storage tanks, cylinders, other).

Waste Name	Storage Method
N/A

Attach additional sheets if necessary.

If the answer is “yes,” please also describe the method(s) of disposal for each waste. Indicate where disposal will take place including the methods, equipment and companies to be used to transport the waste:

N/A

Is any treatment or processing of hazardous wastes to be conducted at the Premises? Yes ☐ No ☒ If the answer is “yes,” please describe proposed treatment/processing methods:

N/A

Which agencies are responsible for monitoring and evaluating compliance with respect to the storage and disposal of hazardous materials or wastes at or from the Premises? (Please list all agencies):

N/A

Have there been any agency enforcement actions regarding Tenant (or any affiliate thereof), or any existing Tenant’s (or any affiliate’s) facilities, or any past, pending or outstanding administrative orders or consent decrees with respect to Tenant or any affiliate thereof? Yes ☐ No  ☒ If the answer is “yes,” have there been any continuing compliances obligations imposed on Tenant or its affliates as a result of the decrees or orders? Yes  ☐ No ☐ If the answer is “Yes,” please describe:

N/A

Has Tenant or any of its affiliated been the recipient of requests for information, notices and demand letters, cleanup and abatement orders, or cease and desist orders or other administrative inquiries? Yes ☐ No ☒ If the answer is “yes,” please describe:

Are there any pending citizen lawsuits, or have any notices of violation been provided to Tenant or its affiliates or with respect to any existing facilities pursuant to the citizens suit provisions of any statute? Yes ☐ No ☒. If the answer is “yes,” please describe:

Have there been any previous lawsuits against the company regarding environmental concerns? Yes ☐ No ☒. If the answer is “yes,” please describe how these lawsuits were resolved:

Has an environmental audit ever been conducted at any of your company’s existing facilities? Yes ☐ No ☒. If the answer is “yes,” please describe:

Does your company carry environmental impairment insurance? Yes ☐ No ☐ If the answer is “yes,” what is the name of the carrier and what are the effective periods and monetary limits of such coverage?

8.    EQUIPMENT LOCATED OR TO BE LOCATED AT THE PREMISES

Is (or will there be) any electrical transformer or other equipment containing polychlorinated biphenyls located at the Premises? Yes ☐ No ☒ If the answer is “yes,” please specify the size, number and location (or proposed location):

Is (or will there be) any tank for storage of a petroleum product located at the Premises? Yes ☐ No ☒ If the answer is “yes,” please specify capacity and contents of tank; permits, licenses and/or approvals received or to be received therefor and any spill prevention control or conformance plan to be taken in connection therewith:

9.    ONGOING ACTIVITIES (APPLICABLE TO TENANTS IN POSSESSION)

Has any hazardous material, substance or waste spilled, leaked, discharged, leached, escaped or otherwise been released into the environment at the Premises? Yes ☐ No ☒ If the answer is “yes,” please describe including (i) the date and duration of each such release, (ii) the material, substance or waste release, (iii) the extent of the spread of such release into or onto the air, soil and/or water, (iv) any action to clean up the release, (v) any reports or notifications made of filed with any federal, state, or local agency, or any quasi-governmental agency (please provide copies of such reports or notifications) and (vi) describe any legal, administrative or other action taken by any of the foregoing agencies or by any other person as a result of the release:

This Hazardous Materials Questionnaire is certified as being true and accurate and has been completed by the party whose signature appears below on behalf of Tenant as of the date set forth below.

DATED:	2-29-00

		Signature	/s/ Richard B. Gold

		Print Name	Richard B. Gold

		Title	CEO

EXPANSION AGREEMENT

AMENDMENT NUMBER ONE TO THAT LEASE DATED JANUARY 10, 2000 BETWEEN SPIEKER PROPERTIES, L.P., AS LANDLORD, AND GENOA CORPORATION, AS TENANT (THE “LEASE”), FOR PREMISES LOCATED AT 41778 CHRISTY STREET, FREMONT, CALIFORNIA.

Effective, February 1, 2004 the Lease will be amended as follows to provide for Tenant’s expansion premises:

1.
Premises. The term “Premises” as used in the Lease is expanded to include Suites 41762 & 41772 for an additional approximately 19,575 square feet of rentable area (which includes a portion of the building common area) located on the first floor of the building known as building A. The Premises as expanded herein are approximately as shown outlined in red on the attached floor plan (Exhibit B - Suites 41762 & 41772).

2.	Occupancy Density. An additional 47 parking spaces for a total of 88 parking spaces for the entire Premises.

3.	Rent. Additional Base Rent for the Premises as expanded herein shall be as follows:

2/1/2004 – 2/28/2004:
Twenty thousand nine hundred and eighteen dollars ($20,918.00) per month plus operating expenses per Paragraph 7 of the Lease. Direct operating expenses are estimated a year in advance and collected on a monthly basis. Any adjustments necessary (up or down) will be made at the end of the operating year.

3/1/2004 – 2/28/2005:	Twenty-one thousand seven hundred and fifty-five dollars ($21,755.00) per month plus operating expenses per Paragraph 7 of the Lease.

3/1/2005 - 2/28/2006:	Twenty two thousand six hundred and twenty-five dollars ($22,625.00) per month plus operating expenses per Paragraph 7 of the Lease.

4.	Security Deposit. The Security Deposit under the Lease shall be increased by $100,000.00 in the form of a letter of credit as approved by Landlord for a total Security Deposit of $200,000.00.

5.	Tenant’s Proportionate Share of Project. An additional 11.76% for a total of 21.67%

6.	Tenant Improvements. Tenant agrees to accept the Premises as so expanded in “as is” condition

7.
Surrender of Premises. Upon surrender of suites 41762 and 41772 Christy Street, Tenant shall be required, at Landlord’s discretion, to return all space currently used for manufacturing purposes to warehouse space. Said warehouse space shall include: open-ceiling, tiled-floor, high-bay lighting, functional loading doors. Additionally, any exterior equipment pads shall be removed and the remaining area shall be restored to its original condition.

8.
Environmental Insurance. Tenant shall maintain and keep in force at all times during the term an environmental insurance policy or policies, naming Landlord as additional insured thereunder, providing insurance coverage for (a) on-site investigation, monitoring, remediation and cleanup or any Tenant’s or any Tenant’s Party’s Hazardous Materials in, under or about the Premises, the Buildings or the Project, (b) personal injury (including, without limitation, illness, death and emotional distress) or property damage resulting from any act or omission of Tenant or any other Tenant Party in, on, under or about the Premises, the Buildings or Project, including, without limitation, any personal injury (including, without limitation, illness, death and emotional distress) or property damage, whether occurring at the Premises or at any other property, resulting from the presence of any Hazardous Materials or any contamination resulting therefrom in, on, under or about the Premises, the Buildings or the Project, and (c) any claims, causes of action, orders, proceedings, liabilities, damages or losses relating to the Tenant’s or any Tenant Party’s use or occupancy of the Premises or any acts or omissions of Tenant or any Tenant Parry, including, without limitation, any claims, causes of action, orders, proceedings, liabilities, damages or losses (i) relating to any Hazardous Materials in, on, under or about the Premises, or (ii) asserted by any adjacent property owner or any other third- party. The coverage will apply to sudden and non-sudden pollution conditions. Such insurance policy or policies shall have limits of not less than Two Million Dollars ($2,000,000.00) per occurrence, with an annual aggregate of at least Two Million Dollars ($2,000,000.00) and a deductible of not more than Two Hundred Fifty Thousand Dollars ($250,000.00). If any insurance coverage required by this Section is provided on a claims made basis, the policy or policies will have a retroactive date no later than the commencement of this Lease, or the Tenant’s first entry into the Premises, whichever is earlier and Tenant shall maintain such insurance in full force and effect for a minimum of three (3) years following the termination or expiration of this

Lease. If for any reason continuous coverage is not maintained, the Tenant will purchase an extended reporting period to cover any gap in coverage. This insurance will be primary and non-contributory with any insurance carried by the Landlord. Tenant’s obligations shall survive the expiration or sooner termination of this Lease.

All other terms and conditions of the Lease shall remain in full force and effect and shall apply to the Premises as well as to the original premises

Dated: February 28, 2000

IN WITNESS WHEREOF, the parties hereto have executed this Expansion Agreement as of the day and year first above written.

Landlord:

SPIEKER PROPERTIES, L.P.,
a California limited partnership

By	Spieker Properties, Inc.,
a Maryland corporation,
its general partner

By:	/s/ Eric T. Luhrs
Eric T. Luhrs
Its:	Vice President
Date:	3/1/00

Tenant:	GenOA Corporation,
a California corporation

By	/s/ Richard Gold
Richard Gold
President/CEO
Date:	2-29-00

Exhibit B

FREMONT COMMERCE CENTER

[FLOOR PLAN]

41762 CHRISTY ST. FREMONT

[FLOOR PLAN]

AMENDMENT NUMBER TWO TO LEASE AND EXPANSION
AGREEMENT

THIS AMENDMENT NUMBER TWO TO LEASE AND EXPANSION AGREEMENT DATED OCTOBER 27, 2000 (this “Expansion Agreement”) IS ENTERED INTO BETWEEN SPIEKER PROPERTIES, L.P., (“Landlord”), AND GENOA CORPORATION (“Tenant”).

Landlord and Tenant entered into a Lease dated January 10, 2000, as amended by Amendment Number One dated February 28, 2000, (collectively the “Lease”) for those certain premises located at 41778 Christy Street, Fremont, California (the “Premises”), as more fully described in the Lease. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease; and

Effective November 10, 2000, the Lease will be amended as follows to provide for Tenant’s expansion of the Premises:

1.
Premises. The term “Premises” as used in the Lease is amended to mean approximately 7,680 square feet of rentable area (which includes a portion of the building common area) located on the first floor of the building known as 41644 Christy Street, Fremont, California. The Premises as expanded herein are approximately as shown outlined in red on the attached floor plan (Exhibit A - Suite 41644).

2.    Occupancy Density. 7 parking spaces

3.    Rent. Base Rent for the Premises as expanded herein shall be as follows:

11/1/00 – 10/31/01:
Eight thousand eight hundred thirty-two and 00/100ths dollars ($8,832.00) per month plus Operating Expenses per Paragraph 7 of the Lease. Operating Expenses are estimated a year in advance and collected on a monthly basis. Any adjustments necessary (up or down) will be made at the end of the operating year.

11/1/01 – 10/31/02:	Nine thousand one hundred eighty-five and 00/100ths dollars ($9,185.00) per month plus Operating Expenses per Paragraph 7 of the Lease.

11/1/02 - 10/31/03:	Nine thousand five hundred fifty-three and 00/100ths dollars ($9,553.00) per month plus Operating Expenses per Paragraph 7 of the Lease.
11/1/03 - 10/31/04:	Nine thousand nine hundred thirty-five and 00/100ths dollars ($9,935.00) per month plus Operating Expenses per Paragraph 7 of the Lease.

11/1/04 - 10/31/05:	Ten thousand three hundred thirty-two and 00/100ths dollars ($10,332.00) per month plus Operating Expenses per Paragraph 7 of the Lease.

11/1/05 – 2/28/06:	Ten thousand seven hundred forty-five and 00/100ths dollars ($10,745.00) per month plus Operating Expenses per Paragraph 7 of the Lease.

4.    Security Deposit. Subject to the provisions of Paragraphs 19 and 39 of the Lease, and concurrently with Tenant’s execution and delivery of this Expansion Agreement, Tenant shall deliver to Landlord an amendment to the $265,000.00 Bank of America Letter of Credit No.3029908 currently held by Landlord increasing the LOC Amount to a total LOC Amount equal to $385,000.00, in form and substance satisfactory to Landlord and otherwise subject to the terms and conditions of the Lease. Additionally, pursuant to Paragraphs 19 and 39 of the Lease, Landlord currently holds a separate letter of credit in the amount of $100,000.00 issued by Silicon Valley Bank as Security Deposit under the Lease. Upon execution of this Amendment Number Two, Tenant shall have delivered to Landlord letters of credit totaling in the aggregate an amount equal to $485,000. Pursuant to Paragraphs 19 and 39 of the Lease, and ratified hereby, Tenant has a future obligation to increase its Security Deposit by an additional $100,000.00 (for a total Security Deposit amount equal to $585,000.00) on or before the expiration of its sublease with Hewlett- which sublease is scheduled to expire on January 31, 2004.

5.	Tenant’s Proportionate Share. An additional 4.61% for a total of 26.28% of the Project.

6.
Tenant Improvements. Tenant agrees to accept the Premises as so expanded in “as is” condition and acknowledges that Landlord has no obligation to make any changes or improvements to the Premises or to pay any costs expended or to be expended in connection with any changes or improvements, which changes or improvements, if any, are subject to the terms and conditions of the Lease

All other terms and conditions of the Lease shall remain in full force and effect and shall apply to the Premises as expanded pursuant to this Expansion Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Expansion Agreement as of the day and year first above written.

Landlord:
SPIEKER PROPERTIES, L.P.,
a California limited partnership

By:	Spieker Properties, Inc.,
a Maryland corporation,
Its:	General Partner

	By:	/s/ Eric T. Luhrs
Eric T. Luhrs
	Its:	Vice President
	Date:	11/17/00

Tenant:
GenOA Corporation,
a California corporation

	By:	/s/ Kathy J. Bagby
Kathy J. Bagby
	Its:	CFO
	Date:	Nov. 1, 2000

THIRD AMENDMENT

THIS THIRD AMENDMENT (this “Amendment”) is made and entered into as of the 13th day of October, 2005, by and between RREEF AMERICA REIT II CORP. DDD, a Maryland corporation (“Landlord”), and FINISAR CORPORATION, a Delaware corporation (“Tenant”).

RECITALS

A.
Landlord (as successor in interest to Spieker Properties, L.P., a California limited partnership) and Tenant (as successor in interest to GeNOA Corporation, a California corporation) are parties to that certain Lease (the “Original Lease”), dated January 10, 2000, which Lease has been previously amended by that certain Expansion Agreement (the “First Amendment”), dated February 28, 2000, and that certain Amendment Number Two to Lease and Expansion Agreement (the “Second Amendment”), dated October 27, 2000 (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 43,756 rentable square feet (the “Premises”), more particularly described as 16,501 rentable square feet of space at 41778 Christy Street, 19,575 rentable square feet of space at 41762-41772 Christy Street and 7,680 rentable square feet of space at 41644 Christy Street located in Fremont, California (each, a “Building”).

B.	The Lease by its terms shall expire on February 28, 2006 (“Prior Termination Date”), and the parties desire to extend the Term of the Lease, all on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.
Extension. The Term of the Lease is hereby extended for a period of twelve (12) months and shall expire on February 28, 2007 (“Extended Termination Date”), unless sooner terminated in accordance with the terms of the Lease. That portion of the Term commencing the day immediately following the Prior Termination Date (“Extension Date”) and ending on the Extended Termination Date shall be referred to herein as the “Extended Term”.

2.	Base Rent. As of the Extension Date, the schedule of Base Rent payable with respect to the Premises during the Extended Term is the following:

With respect to the portion of the Premises located at 41778 Christy Street:

Period		Rentable Square	Annual Rent
from	through	Footage	Per Square Foot	Annual Rent	Base Rent
3/1/2006	2/28/2007	16,501	$8.40	$138,608.40	$11,550.70

With respect to the portion of the Premises located at 41762-41772 Christy Street:

Period		Rentable Square	Annual Rent
from	through	Footage	Per Square Foot	Annual Rent	Base Rent
3/1/2006	2/28/2007	19,575	$8.40	$164,430.00	$13,702.50

With respect to the portion of the Premises located at 41644 Christy Street:

Period		Rentable Square	Annual Rent
from	through	Footage	Per Square Foot	Annual Rent	Base Rent
3/1/2006	2/28/2007	7,680	$6.60	$50,688.00	$4,224.00

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended hereby.

3.	Additional Security Deposit. No additional Security Deposit shall be required in connection with this Amendment.

1

4.
Operating Expenses, Insurance and Taxes. For the period commencing on the Extension Date and ending on the Extended Termination Date, Tenant shall pay for Tenant’s Proportionate Share of Operating Expenses, Insurance and Taxes in accordance with the terms of the Lease.

5.    Improvements to Premises.

5.1
Condition of Premises. Tenant is in possession of the Premises and accepts the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

5.2
Responsibility for Improvements to Premises. Any construction, alterations or improvements to the Premises shall be performed by Tenant at its sole cost and expense using contractors selected by Tenant and approved by Landlord and shall be governed in all respects by the provisions of Article 12 of the Lease.

6.
Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

6.1
Security Deposit. The parties acknowledge that, as of the date of this Amendment, Tenant has not delivered the additional Security Deposit in an amount equal to $100,000.00 (the “Additional Security Deposit”), as more particularly set forth in Paragraphs 19 and 39 of the Original Lease and referenced in Section 4 of the First Amendment and Section 4 of the Second Amendment. Landlord hereby agrees that the requirement to deliver such Additional Security Deposit is hereby deleted in its entirety.

6.2
Tenant’s Insurance. Tenant shall procure and maintain throughout the Term of the Lease, as amended hereby, at Tenant’s sole cost and expense, Business Interruption Insurance with a limit of liability representing loss of at least approximately six (6) months of income. Tenant shall deliver to Landlord upon mutual execution of this Amendment by Tenant and Landlord, (a) a certificate of insurance evidencing such Business Interruption Insurance, and (b) a certificate of insurance evidencing the environmental insurance policy described in Section 8 of the First Amendment, each in a form reasonably acceptable to Landlord.

6.3
Landlord Notice and Rent Address. The Landlord’s Remittance Address and Landlord’s Notice Address set forth in the Basic Lease Information of the Original Lease are hereby deleted in their entirety and replaced with the following:

Landlord’s Remittance Address:
Fremont Commerce Center
Dept# 2037
P O Box 39000
San Francisco, Calif. 94139

Landlord’s Notice Address:
26120 Eden Landing Road, Suite 2
Hayward, CA 94545

6.4	Landlord Obligations. Tenant hereby acknowledges that all of Landlord’s obligations set forth in Exhibit C (Tenant Improvements) to the Original Lease have been satisfied in full.

6.5	Tenant Indemnity. The words “Spieker Properties, Inc.” in the first sentence of Section 8.C of the Original Lease are hereby deleted in their entirety.

7.
Option to Renew. Tenant shall, provided the Lease, as amended hereby, is in full force and effect and Tenant is not in default under any of the other terms and conditions of the Lease, as amended hereby, at the time of notification or commencement, have one (1) option to renew (the “Renewal Option”) the Lease for a term of twelve (12) months (the “Renewal Term”), on the same terms and conditions set forth in the Lease, as amended hereby, except as modified by the terms, covenants and conditions as set forth below:

2

7.1
If Tenant elects to exercise the Renewal Option, then Tenant shall provide Landlord with written notice no earlier than the date which is one hundred eighty (180) days prior to the expiration of the Term of the Lease, as amended hereby, but no later than the date which is one hundred twenty (120) days prior to the expiration of the Term of the Lease, as amended hereby. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the Term of the Lease, as amended hereby.

7.2
The Base Rent in effect at the expiration of the then current Term of the Lease, as amended hereby, shall be increased to reflect the current fair market rental for comparable space in the applicable Building and in other similar buildings in the same rental market as of the date the Renewal Term is to commence, taking into account the specific provisions of this Lease which will remain constant. Landlord shall advise Tenant of the new Base Rent for the Premises no later than thirty (30) days after receipt of Tenant’s written request therefor. Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise its Renewal Option under this Section 7. Said notification of the new Base Rent may include a provision for its escalation to provide for a change in the Prevailing Market rate between the time of notification and the commencement of the Renewal Term. In no event shall the Base Rent for the Renewal Term be less than the Base Rent in the preceding period.

7.3
This Renewal Option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew this Lease shall be “personal” to Tenant and any permitted transfer to an Affiliate (as set forth in Article 21 of the Original Lease) and that in no event will any assignee or sublessee have any rights to exercise the aforesaid option to renew.

7.4
If the Renewal Option is properly exercised or if Tenant fails to properly exercise the Renewal Option pursuant to the terms of this Section 7, Tenant shall have no further right to extend the term of this Lease.

Notwithstanding anything herein to the contrary, Tenant’s Renewal Option is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the applicable Building existing on the date hereof.

8.    Miscellaneous.

8.1
This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

8.2	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

8.3	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

8.4
Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

8.5
The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

8.6
Tenant hereby represents to Landlord that Tenant has dealt with no broker, other than Commercial Property Services Corfac International (“CPS”) and BT Commercial (“BT”), in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the “Landlord Related Parties”) harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker, other than CPS and BT, in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals,

3

beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the “Tenant Related Parties”) harmless from all claims of any other brokers claiming to have represented Landlord in connection with this Amendment.

8.7	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

8.8
Redress for any claim against Landlord under the Lease and this Amendment shall be limited to and enforceable only against and to the extent of Landlord’s interest in the applicable Building (as defined in the Lease). The obligations of Landlord under the Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager.

IN WITNESS WHEREOF, Landlord and Tenant have entered into and executed this Amendment as of the date first written above.

LANDLORD:		TENANT:

RREEF AMERICA REIT II CORP. DDD, a Maryland corporation		FINISAR CORPORATION, a Delaware corporation

By:	RREEF Management Company, a
Delaware corporation

By:	/s/ Mary Blaser	By:	/s/ S.K. Workman

Name:	Mary Blaser	Name:	S.K. Workman

Title:	District Manager	Title:	CFO

Dated:	10/13/05
		Dated:	OCT. 11, 2005

4

FOURTH AMENDMENT

THIS FOURTH AMENDMENT (this “Amendment”) is made and entered into as of November 7, 2006, by and between RREEF AMERICA REIT II CORP. DDD, a Maryland corporation (“Landlord”), and FINISAR CORPORATION, a Delaware corporation (“Tenant”).

RECITALS

A.
Landlord (as successor in interest to Spieker Properties, L.P., a California limited partnership) and Tenant (as successor in interest to GeNOA Corporation, a California corporation) are parties to that certain Lease (the “Original Lease”) dated January 10, 2000, which Original Lease has been previously amended by that certain Expansion Agreement dated February 28, 2000, that certain Amendment Number Two to Lease and Expansion Agreement dated October 27, 2000 and that certain Third Amendment (the “Third Amendment”) dated as of October 13, 2005 (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 43,756 rentable square feet (the “Premises”), more particularly described as 16,501 rentable square feet of space at 41778 Christy Street, 19,575 rentable square feet of space at 41762-41772 Christy Street and 7,680 rentable square feet of space at 41644 Christy Street located in Fremont, California (each, a “Building”).

B.	The Lease by its terms shall expire on February 28, 2007 (“Prior Termination Date”), and the parties desire to extend the Extended Term of the Lease, all on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.
Extension. The Extended Term of the Lease is hereby extended for a period of thirteen (13) months and shall expire on March 31, 2008 (“Second Extended Termination Date”), unless sooner terminated in accordance with the terms of the Lease. That portion of the Extended Term commencing the day immediately following the Prior Termination Date (“Second Extension Date”) and ending on the Second Extended Termination Date shall be referred to herein as the “Second Extended Term”.

2.	Base Rent. As of the Second Extension Date, the schedule of Base Rent payable with respect to the Premises during the Second Extended Term is the following:

With respect to the portion of the Premises located at 41778 Christy Street:

Period		Rentable Square	Annual Rent
from	through	Footage	Per Square Foot	Annual Rent	Base Rent
3/1/2007	3/31/2008	16,501	$8.64	$142,568.64	$11,880.72

With respect to the portion of the Premises located at 41762-41772 Christy Street:

Period		Rentable Square	Annual Rent
from	through	Footage	Per Square Foot	Annual Rent	Base Rent
3/1/2007	3/31/2008	19,575	$8.64	$169,128.00	$14,094.00

With respect to the portion of the Premises located at 41644 Christy Street:

Period		Rentable Square	Annual Rent
from	through	Footage	Per Square Foot	Annual Rent	Base Rent
3/1/2007	3/31/2008	7,680	$6.84	$52,531.20	$4,377.60

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended hereby.

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3.	Additional Security Deposit. No additional Security Deposit shall be required in connection with this Amendment.

4.
Operating Expenses. For the period commencing on the Second Extension Date and ending on the Second Extended Termination Date, Tenant shall pay for Tenant’s Proportionate Share of Operating Expenses in accordance with the terms of the Lease.

5.	Improvements to Premises.

5.1
Condition of Premises. Tenant is in possession of the Premises and accepts the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

5.2
Responsibility for Improvements to Premises. Any construction, alterations or improvements to the Premises shall be performed by Tenant at its sole cost and expense using contractors selected by Tenant and approved by Landlord and shall be governed in all respects by the provisions of Article 12 of the Original Lease.

6.
Options to Renew. Tenant, provided the Lease, as amended hereby, is in full force and effect and Tenant is not in default under any of the other terms and conditions of the Lease, as amended hereby, at the time of notification or commencement, shall have two (2) options to renew (each, a “Renewal Option”) the Lease, each for a term of twelve (12) months (each, a “Renewal Term”), for the portion of the Premises being leased by Tenant as of the date the applicable Renewal Term is to commence, on the same terms and conditions set forth in the Lease, as amended hereby, except as modified by the terms, covenants and conditions as set forth below:

6.1
If Tenant elects to exercise the applicable Renewal Option, then Tenant shall provide Landlord with written notice no earlier than the date which is two hundred forty (240) days prior to the expiration of the then current Term of the Lease but no later than the date which is one hundred eight (180) days prior to the expiration of the then current Term of the Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the Term of the Lease.

6.2
The Base Rent in effect at the expiration of the then current Term of the Lease shall be increased to reflect the Prevailing Market (defined below) rate as of the date the applicable Renewal Term is to commence, taking into account the specific provisions of the Lease which will remain constant. Landlord shall advise Tenant of the new Base Rent for the Premises no later than thirty (30) days after receipt of Tenant’s written request therefor. Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise the applicable Renewal Option under this Section 6. Said notification of the new Base Rent may include a provision for its escalation to provide for a change in fair market rental between the time of notification and the commencement of the applicable Renewal Term. In no event shall the Base Rent for the applicable Renewal Term be less than the Base Rent in the preceding period.

6.3
The Renewal Options are not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid options to renew this Lease shall be “personal” to Tenant as set forth above and that in no event will any assignee or sublessee have any rights to exercise the aforesaid options to renew.

6.4
If Tenant fails to validly exercise the first Renewal Option, Tenant shall have no further right extend the term of the Lease, as amended hereby. In addition, if both Renewal Options are validly exercised or if Tenant fails to validly exercise the second Renewal Option, Tenant shall have no further right to extend the term of the Lease.

6.5
Notwithstanding anything herein to the contrary, the Renewal Options are subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the date hereof.

6.6
For purposes of this Section 6, “Prevailing Market” shall mean the arms length fair market annual rental rate per rentable square foot under renewal and expansion amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and buildings comparable to the Building in the Fremont, California area as of the date the applicable Renewal Term is to commence, taking into account the specific provisions of this Lease which will remain constant, and may, if

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applicable, include parking charges. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses, insurance costs and taxes.

7.	Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment, the Lease shall be amended in the following additional respects:

7.1	Landlord Notice and Rent Address. Landlord’s Notice Address set forth in Section 6.3 of the Third Amendment is hereby deleted in its entirety and replaced with the following:

Landlord’s Notice Address:
RREEF Management Company
3555 Arden Road
Hayward, California 94545
Attention: Property Manager

7.2	Deletion. Section 7 (Option to Renew) of the Third Amendment is hereby deleted in its entirety and shall be of no further force and effect.

8.	Miscellaneous.

8.1
This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

8.2	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

8.3	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

8.4
Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

8.5
The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

8.6
Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than NAI/BT Commercial. Tenant agrees to indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment other than Commercial Property Services Corfac International. Landlord agrees to indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any other brokers claiming to have represented Landlord in connection with this Amendment.

8.7
Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default under the Lease will be deemed to have occurred, without the necessity of notice to Tenant.

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8.8
Redress for any claim against Landlord under the Lease and this Amendment shall be limited to and enforceable only against and to the extent of Landlord’s interest in the applicable Building. The obligations of Landlord under the Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager.

IN WITNESS WHEREOF, Landlord and Tenant have entered into and executed this Amendment as of the date first written above.

LANDLORD:		TENANT:

RREEF AMERICA REIT II CORP. DDD,		FINISAR CORPORATION,
a Maryland corporation		a Delaware corporation

By:	RREEF Management Company, a Delaware corporation, its Authorized Agent

By:	/s/ Stephen J. George	By:	/s/ J.E. Drury

Name:	Stephen J. George	Name:	John Drury

Title:	Regional Director	Title:	Vice President & Corp. Controller

Dated:	12/6/2006	Dated:	12/1/2006

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FIFTH AMENDMENT

THIS FIFTH AMENDMENT (this “Amendment”) is made and entered into as of October 15, 2007, by and between NORTHERN CALIFORNIA INDUSTRIAL PORTFOLIO, INC., a Maryland corporation (“Landlord”), and FINISAR CORPORATION, a Delaware corporation (“Tenant”).

RECITALS

A.
Landlord (as successor in interest to RREEF America REIT II Corp. DDD, a Maryland corporation, successor in interest to Spieker Properties, L.P., a California limited partnership) and Tenant (as successor in interest to GeNOA Corporation, a California corporation) are parties to that certain Lease (the “Original Lease”) dated January 10, 2000, which Original Lease has been previously amended by that certain Expansion Agreement dated February 28, 2000, that certain Amendment Number Two to Lease and Expansion Agreement dated October 27, 2000, that certain Third Amendment dated as of October 13, 2005 and that certain Fourth Amendment dated as of November 7, 2006 (the “Fourth Amendment”) (collectively, the “Lease”). Pursuant to the Lease. Landlord has leased to Tenant space currently containing approximately 43,756 rentable square feet (the “Premises”), more particularly described as 16,501 rentable square feet of space at 41778 Christy Street, 19,575 rentable square feet of space at 41762-41772 Christy Street and 7,680 rentable square feet of space at 41644 Christy Street located in Fremont, California (each, a “Building”).

B.	The Lease by its terms shall expire on March 31, 2008 (“Prior Termination Date”), and the parties desire to extend the Second Extended Term of the Lease, all on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.
Extension. The Second Extended Term of the Lease is hereby extended for a period of twelve (12) months and shall expire on March 31, 2009 (“Third Extended Termination Date”), unless sooner terminated in accordance with the terms of the Lease. That portion of the Third Extended Term commencing the day immediately following the Prior Termination Date (“Third Extension Date”) and ending on the Third Extended Termination Date shall be referred to herein as the “Third Extended Term”.

2.	Base Rent. As of the Third Extension Date, the schedule of Base Rent payable with respect to the Premises during the Third Extended Term is the following:

With respect to the portion of the Premises located at 41778 Christy Street:

Period		Rentable Square	Annual Rent
from	through	Footage	Per Square Foot	Annual Rent	Base Rent
4/1/2008	3/31/2009	16,501	$8.90	$146,858.90	$12,238.24

With respect to the portion of the Premises located at 41762-41772 Christy Street:

Period		Rentable Square	Annual Rent
from	through	Footage	Per Square Foot	Annual Rent	Base Rent
4/1/2008	3/31/2009	19,575	$8.90	$174,217.50	$14,518.13

With respect to the portion of the Premises located at 41644 Christy Street:

Period		Rentable Square	Annual Rent
from	through	Footage	Per Square Foot	Annual Rent	Base Rent
4/1/2008	3/31/2009	7,680	$7.05	$54,144.00	$4,512.00

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All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended hereby.

3.    Additional Security Deposit. No additional Security Deposit shall be required in connection with this Amendment.

4.
Operating Expenses. For the period commencing on the Third Extension Date and ending on the Third Extended Termination Date, Tenant shall pay for Tenant’s Proportionate Share of Operating Expenses in accordance with the terms of the Lease.

5.    Improvements to Premises.

5.1
Condition of Premises. Tenant is in possession of the Premises and accepts the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

5.2
Responsibility for Improvements to Premises. Any construction, alterations or improvements to the Premises shall be performed by Tenant at its sole cost and expense using contractors selected by Tenant and approved by Landlord and shall be governed in all respects by the provisions of Article 12 of the Original Lease.

6.
Exercise of Option to Renew. The parties hereto acknowledge and agree that Tenant has hereby exercised its first Renewal Option as provided in Section 6 of the Third Amendment and, as of the date hereof, Tenant has one (1) remaining Renewal Option pursuant to such Section.

7.	Miscellaneous.

7.1
This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

7.2	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

7.3	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

7.4
Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

7.5
The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

7.6
Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any brokers claiming to have represented. Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

7.7
Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive

2

Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default under the Lease will be deemed to have occurred, without the necessity of notice to Tenant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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SIXTH AMENDMENT

THIS SIXTH AMENDMENT (this “Amendment”) is made and entered into as of January 29, 2009, by and between NORTHERN CALIFORNIA INDUSTRIAL PORTFOLIO, INC., a Maryland corporation (“Landlord”), and FINISAR CORPORATION, a Delaware corporation (“Tenant”).

RECITALS

A.
Landlord (as successor in interest to RREEF America REIT II Corp. DDD, a Maryland corporation, successor in interest to Spieker Properties, L.P., a California limited partnership) and Tenant (as successor in interest to GeNOA Corporation, a California corporation) are parties to that certain Lease (the “Original Lease”) dated January 10, 2000, which Original Lease has been previously amended by that certain Expansion Agreement dated February 28, 2000, that certain Amendment Number Two to Lease and Expansion Agreement dated October 27, 2000, that certain Third Amendment dated as of October 13, 2005, that certain Fourth Amendment dated as of November 7, 2006 (the “Fourth Amendment”) and that certain Fifth Amendment dated as of October 15, 2007 (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 43,756 rentable square feet (the “Premises”), more particularly described as 16,501 rentable square feet of space at 41778 Christy Street, 19,575 rentable square feet of space at 41762-41772 Christy Street and 7,680 rentable square feet of space at 41644 Christy Street located in Fremont, California (each, a “Building”).

B.	The Lease by its terms shall expire on March 31, 2009 (“Prior Termination Date”), and the parties desire to extend the Second Extended Term of the Lease, all on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.
Extension. The Third Extended Term of the Lease is hereby extended for a period of thirty-six (36) months and shall expire on March 31, 2012 (“Fourth Extended Termination Date”), unless sooner terminated in accordance with the terms of the Lease. That portion of the Fourth Extended Term commencing the day immediately following the Prior Termination Date (“Fourth Extension Date”) and ending on the Fourth Extended Termination Date shall be referred to herein as the “Fourth Extended Term”.

2.	Base Rent. As of the Fourth Extension Date, the schedule of Base Rent payable with respect to the Premises during the Fourth Extended Term is the following:

With respect to the portion of the Premises located at 41778 Christy Street:

	Rentable	Annual Rate Per	Annual Base	Monthly Base
Period	Square Footage	Square Foot	Rent	Rent
4/1/09 – 3/31/10	16,501	$8.40	$138,608.40	$11,550.70
4/1/10 – 3/31/11	16,501	$8.64	$142,568.64	$11,880.72
4/1/11 – 3/31/12	16,501	$8.88	$146,528.88	$12,210.74

With respect to the portion of the Premises located at 41762-41772 Christy Street:

	Rentable	Annual Rate Per	Annual Base	Monthly Base
Period	Square Footage	Square Foot	Rent	Rent
4/1/09 – 3/31/10	19,575	$8.40	$164,430.00	$13,702.50
4/1/10 – 3/31/11	19,575	$8.64	$169,128.00	$14,094.00
4/1/11 – 3/31/12	19,575	$8.88	$173,826.00	$14,485.50

With respect to the portion of the Premises located at 41644 Christy Street:

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	Rentable	Annual Rate Per	Annual Base	Monthly Base
Period	Square Footage	Square Foot	Rent	Rent
4/1/09 – 3/31/10	7,680	$6.48	$49,766.40	$4,147.20
4/1/10 – 3/31/11	7,680	$6.66	$51,148.80	$4,262.40
4/1/11 – 3/31/12	7,680	$6.84	$52,531.20	$4,377.60

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended hereby.

3.	Additional Security Deposit. No additional Security Deposit shall be required in connection with this Amendment.

4.
Operating Expenses. For the period commencing on the Fourth Extension Date and ending on the Fourth Extended Termination Date, Tenant shall pay for Tenant’s Proportionate Share of Operating Expenses in accordance with the terms of the Lease, as amended hereby.

5.	Improvements to Premises.

5.1
Condition of Premises. Tenant is in possession of the Premises and accepts the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

5.2
Responsibility for Improvements to Premises. Any construction, alterations or improvements to the Premises shall be performed by Tenant at its sole cost and expense using contractors selected by Tenant and approved by Landlord and shall be governed in all respects by the provisions of Article 12 of the Original Lease.

6.
Option to Renew. The parties hereto acknowledge and agree that Tenant has hereby exercised its second Renewal Option as provided in Section 6 of the Fourth Amendment. Provided that (i) the Lease, as amended hereby, is in full force and effect, (ii) Tenant has not assigned its interest in the Lease, (iii) the Premises (or any portion thereof), is not sublet at the time Tenant exercises the Renewal Option or at the time the Renewal Term is scheduled to commence, and (iv) Tenant is not in default under any of the other terms and conditions of the Lease, as amended hereby, beyond any applicable cure periods at the time of notification or commencement, Tenant shall have one (1) option to renew (the “Renewal Option”) the Lease for a term of three (3) years (the “Renewal Term”), for the portion of the Premises being leased by Tenant as of the date the Renewal Term is to commence, on the same terms and conditions set forth in the Lease, as amended hereby, except as modified by the terms, covenants and conditions as set forth below:

6.1
If Tenant elects to exercise the Renewal Option, then Tenant shall provide Landlord with written notice no earlier than two hundred seventy (270) days prior to the expiration of the Term of this Lease but no later than the date which is one hundred eighty (180) days prior to the expiration of the Fourth Extended Term. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the Fourth Extended Term.

6.2
The Base Rent in effect at the expiration of the Fourth Extended Term shall be increased to reflect the Prevailing Market (defined below) rate. Landlord shall advise Tenant of the new Base Rent for the Premises no later than thirty (30) days after receipt of Tenant’s written request therefor. Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise its Renewal Option under this Section 6. Said notification of the new Base Rent may include a provision for its escalation to provide for a change in fair market rental between the time of notification and the commencement of the Renewal Term. Notwithstanding anything to the contrary set forth herein, in no event shall the Base Rent for the Renewal Term be less than the Base Rent in the preceding period.

6.3
This Renewal Option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew the Lease shall be “personal” to Tenant as set forth above and that in no event will any assignee or sublessee have any rights to exercise the aforesaid option to renew.

6.4	If the Renewal Option is validly exercised or if Tenant fails to validly exercise the Renewal Option, Tenant shall have no further right to extend the term of the Lease.

6.5
For purposes of this Section 6, “Prevailing Market” shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing

2

Market is being determined hereunder for space comparable to the Premises in the Building and buildings comparable to the Building in the same rental market in the Fremont, California area as of the date the Renewal Term is to commence, taking into account the specific provisions of the Lease which will remain constant, and may, if applicable, include parking charges. The determination of Prevailing Market shall take into account any material economic differences between the terms of the Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes.

7.    Miscellaneous.

7.1
This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

7.2	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

7.3	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

7.4
Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

7.5
The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

7.6
Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than NAI BT Commercial. Tenant agrees to indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment other than CPS CORFAC International. Landlord agrees to indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any other brokers claiming to have represented Landlord in connection with this Amendment.

7.7
Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default under the Lease will be deemed to have occurred, without the necessity of notice to Tenant.

7.8
Redress for any claim against Landlord under the Lease and this Amendment shall be limited to and enforceable only against and to the extent of Landlord’s interest in the applicable Building. The obligations of Landlord under the Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager.

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IN WITNESS WHEREOF, Landlord and Tenant have entered into and executed this Amendment as of the date first written above.

LANDLORD:		TENANT:

NORTHERN CALIFORNIA INDUSTRIAL		FINISAR CORPORATION,
PORTFOLIO, INC., a Maryland corporation		a Delaware corporation

By:	RREEF Management Company, a Delaware corporation, its Authorized Agent

By:	/s/ John D. Baruh	By:	/s/ S. K. Workman

Name:	John D. Baruh	Name:	S. K. Workman

Title:	District Manager	Title:	CFO

Dated:	Feb 5, 2009	Dated:	Feb 2, 2009

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SEVENTH AMENDMENT

THIS SEVENTH AMENDMENT (this “Amendment”) is made and entered into as of August 24, 2011, by and between NORTHERN CALIFORNIA INDUSTRIAL PORTFOLIO, INC., a Maryland corporation (“Landlord”), and FINISAR CORPORATION, a Delaware corporation (“Tenant”).

RECITALS

A.
Landlord (as successor in interest to RREEF America REIT II Corp. DDD, a Maryland corporation, successor in interest to Spieker Properties, L.P., a California limited partnership) and Tenant (as successor in interest to GeNOA Corporation, a California corporation) are parties to that certain Lease (the “Original Lease”) dated January 10, 2000, which Original Lease has been previously amended by that certain Expansion Agreement dated February 28, 2000, that certain Amendment Number Two to Lease and Expansion Agreement dated October 27, 2000, that certain Third Amendment dated as of October 13, 2005 (the “Third Amendment”), that certain Fourth Amendment dated as of November 7, 2006 (the “Fourth Amendment”), that certain Fifth Amendment dated as of October 15, 2007, and that certain Sixth Amendment dated January 29, 2009 (the “Sixth Amendment”) (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 43,756 rentable square feet (the “Original Premises”), more particularly described as (i) 16,501 rentable square feet of space described as 41778 Christy Street (the “41778 Christy Street Premises”) in the building located at 41762-41786 (the “41762-41786 Building”), (ii) 19,575 rentable square feet of space described as 41762-41772 Christy Street (the “41762-41772 Christy Street Premises”) in the 41762-41786 Building, and (iii) 7,680 rentable square feet of space described as 41644 Christy Street (the “41644 Christy Street Premises”) in the building located at 41638-41758 Christy Street (the “41638- 41758 Building”) in Fremont, California. The 41762-41786 Building and the 41638-41758 Building are collectively referred to herein as the “Building”. The Building is a part of the project commonly known as Fremont Commerce Center (the “Project”).

B.
Tenant has requested that additional space containing approximately 12,400 rentable square feet (the “Third Expansion Space”) described as 41752 Christy Street located in the 41638-41758 Building, as shown on Exhibit A hereto, be added to the Original Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.

C.	The Lease by its terms shall expire on March 31, 2012 (“Prior Termination Date”), and the parties desire to extend the Term of the Lease, all on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.    Expansion and Effective Date.

1.1
Effective as of January 1, 2012 (the “Third Expansion Effective Date”), the Original Premises is increased from approximately 43,756 rentable square feet to approximately 56,156 rentable square feet by the addition of the Third Expansion Space, and from and after the Third Expansion Effective Date, the Original Premises and the Third Expansion Space, collectively, shall be deemed the “Premises”, as defined in the Lease, and as used herein. The Term for the Third Expansion Space shall commence on the Third Expansion Effective Date and end on the Fifth Extended Termination Date (defined below). The Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein.

1.2
The Third Expansion Effective Date shall be delayed to the extent that Landlord fails to deliver possession of the Third Expansion Space for any reason, including but not limited to, holding over by prior occupants. Any such delay in the Third Expansion Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Third Expansion Effective Date is delayed, the Fifth Extended Termination Date under the Lease shall not be similarly extended.

2.
Fifth Extension. The Term of the Lease is hereby extended for a period of sixty (60) months and shall expire on March 31, 2017 (the “Fifth Extended Termination Date”), unless sooner terminated in accordance with the terms of the Lease. That portion of the Term commencing the day immediately following the Prior Termination Date (“Fifth Extension Date”) and ending on the Fifth Extended Termination Date shall be referred to herein as the “Fifth Extended Term”.

3.	Base Rent.

3.1
Original Premises Through Day Immediately Prior to the Third Expansion Effective Date. The Base Rent, Tenant’s Proportionate Share of Operating Expenses and all other charges under the Lease shall be payable as provided therein with respect to the Original Premises through and including the day immediately prior to the Third Expansion Effective Date.

3.2
Original Premises From and After the Third Expansion Effective Date. Notwithstanding anything to the contrary set forth in the Lease, as of the Third Expansion Effective Date, the schedule of Base Rent payable with respect to the Original Premises for the balance of the original Term and during the Fifth Extended Term is the following:

3.2.1       With respect to the 41778 Christy Street Premises:

	Rentable Square	Annual Rate Per	Annual	Monthly
Period	Footage	Square Foot	Base Rent	Base Rent
1/1/12 – 3/31/13	16,501	$7.56	$124,747.56	$10,395.63
4/1/13 – 3/31/14	16,501	$7.80	$128,707.80	$10,725.65
4/1/14 – 3/31/15	16,501	$8.04	$132,668.04	$11,055.67
4/1/15 – 3/31/16	16,501	$8.28	$136,628.28	$11,385.69
4/1/16 – 3/31/17	16,501	$8.52	$140,588.52	$11,715.71

3.2.2	With respect to the 41762-41772 Christy Street Premises:

	Rentable Square	Annual Rate Per	Annual	Monthly
Period	Footage	Square Foot	Base Rent	Base Rent
1/1/12 – 3/31/13	19,575	$7.56	$147,987.00	$12,332.25
4/1/13 – 3/31/14	19,575	$7.80	$152,685.00	$12,723.75
4/1/14 – 3/31/15	19,575	$8.04	$157,383.00	$13,115.25
4/1/15 – 3/31/16	19,575	$8.28	$162,081.00	$13,506.75
4/1/16 – 3/31/17	19,575	$8.52	$166,779.00	$13,898.25

3.2.3	With respect to the 41644 Christy Street Premises:

	Rentable Square	Annual Rate Per	Annual	Monthly
Period	Footage	Square Foot	Base Rent	Base Rent
1/1/12 – 3/31/13	7,680	$7.56	$58,060.80	$4,838.40
4/1/13 – 3/31/14	7,680	$7.80	$59,904.00	$4,992.00
4/1/14 – 3/31/15	7,680	$8.04	$61,747.20	$5,145.60
4/1/15 – 3/31/16	7,680	$8.28	$63,590.40	$5,299.20
4/1/16 – 3/31/17	7,680	$8.52	$65,433.60	$5,452.80

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended hereby.

3.3
Third Expansion Space From Third Expansion Effective Date Through Fifth Extended Termination Date. As of the Third Expansion Effective Date, the schedule of Base Rent payable with respect to the Third Expansion Space for the balance of the original Term and the Fifth Extended Term is the following:

	Rentable Square	Annual Rate Per	Annual	Monthly
Period	Footage	Square Foot	Base Rent	Base Rent
1/1/12 – 3/31/13	12,400	$7.56	$93,744.00	$7,812.00
4/1/13 – 3/31/14	12,400	$7.80	$96,720.00	$8,060.00
4/1/14 – 3/31/15	12,400	$8.04	$99,696.00	$8,308.00
4/1/15 – 3/31/16	12,400	$8.28	$102,672.00	$8,556.00
4/1/16 – 3/31/17	12,400	$8.52	$105,648.00	$8,804.00

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended hereby.

4.
Security Deposit and Letter of Credit. No additional Security Deposit shall be required in connection with this Amendment. Concurrent with Tenant’s execution of this Amendment, Tenant shall deliver to Landlord an amendment to the existing Letter of Credit currently held by Landlord under the Lease, which amendment shall be in form and substance satisfactory to Landlord, amending the final expiration date of the Letter of Credit to be not earlier than sixty (60) days following the Fifth Extended Termination Date.

5.
Tenant’s Proportionate Share. For the period commencing with the Third Expansion Effective Date and ending on the Fifth Extended Termination Date, Tenant’s Proportionate Share for the Third Expansion Space is 12.66% of the 41638-41758 Building and 3.71% of the Project. Tenant’s Proportionate Share for the Third Expansion Space and the 41644 Christy Street Premises is, collectively, 20.51% of the 41638-41758 Building and the Third Expansion Space and the Original Premises is, collectively, 16,81% of the Project.

6.	Additional Rent.

6.1
Original Premises for the Extended Term. For the period commencing with the Fifth Extension Date and ending on the Fifth Extended Termination Date, Tenant shall pay all additional rent payable under the Lease, including Tenant’s Proportionate Share of Operating Expenses applicable to the Original Premises in accordance with the terms of the Lease, as amended hereby.

6.2
Third Expansion Space From Third Expansion Effective Date Through Fifth Extended Termination Date. For the period commencing with the Third Expansion Effective Date and ending on the Fifth Extended Termination Date, Tenant shall pay for Tenant’s Proportionate Share of Operating Expenses applicable to the Third Expansion Space in accordance with the terms of the Lease, as amended hereby.

7.    Improvements to the Premises.

7.1
Condition of Original Premises. Tenant is in possession of the Original Premises and accepts the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

7.2
Condition of Third Expansion Space. Tenant has inspected the Third Expansion Space and agrees to accept the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements. However, notwithstanding the foregoing, Landlord agrees that the base Building electrical, heating, ventilation and air conditioning and plumbing systems located in the Third Expansion Space shall be in good working order and repair and that the Third Expansion Space shall be clean and free of debris, in each case as of the date Tenant is provided early access to the Third Expansion Space pursuant to Section 8 below. Except to the extent caused by the acts or omissions of Tenant or any Tenant Related Parties or by any alterations or improvements performed by or on behalf of Tenant, if such systems are not in good working order as of the date possession of the Third Expansion Space is delivered to Tenant and Tenant provides Landlord with notice of the same within sixty (60) days following the date Landlord delivers possession of the Third Expansion Space to Tenant, Landlord shall be responsible for repairing or restoring the same.

7.3
Responsibility for Improvements to Original Premises and Third Expansion Space. Tenant may perform improvements to the Original Premises and Third Expansion Space in accordance with the terms of Exhibit B attached hereto and Tenant shall be entitled to an improvement allowance in connection with such work as more fully described in Exhibit B. In any and all events, the Third Expansion Effective Date shall not be postponed or delayed if the initial improvements to the Third Expansion Space are incomplete on the Third Expansion Effective Date for any reason whatsoever. Any delay in the completion of initial improvements to the Third Expansion Space shall not subject Landlord to any liability for any loss or damage resulting therefrom.

8.
Early Access to Third Expansion Space. Subject to the terms of this Section 8 and provided that this Amendment and the Early Possession Agreement (as defined below) have been fully executed by all parties and Tenant has delivered Tenant’s Insurance (defined below in Section 9) and an amendment to the existing Letter of Credit pursuant to Section 4 above, Landlord grants Tenant the right to enter the Third Expansion Space, at Tenant’s sole risk, solely for the purpose of constructing the Tenant Alterations described on Exhibit B attached hereto and installing telecommunications and data cabling, equipment, furnishings and other personalty. Such possession prior to the Third Expansion Effective Date shall be subject to all of the terms and conditions of the Lease, as amended hereby, except that Tenant shall not be required to pay Base Rent or Tenant’s Proportionate Share of Operating Expenses with respect to the period of time prior to the Third Expansion Space Effective Date during which Tenant occupies the Third Expansion Space solely for such purposes. However, Tenant shall be liable for any utilities or special services provided to Tenant during such period. Notwithstanding the foregoing, if Tenant takes possession of the Third Expansion Space prior to the Third Expansion Space Effective Date for any purpose other than as expressly provided in this Section 8, such possession shall be subject to all the terms and conditions of the Lease and this Amendment, and Tenant shall pay Base Rent, Tenant’s Proportionate Share of Operating Expenses, and any other charges payable hereunder to Landlord for each day of possession before the Third Expansion Space Effective Date. Said early possession shall not advance the Fifth Extended Termination Date, As a condition to any early entry by Tenant pursuant to this Section 8, Tenant shall execute and deliver to Landlord an early possession agreement (the “Early Possession Agreement”) in the form attached hereto as Exhibit C, provided by Landlord, setting forth the actual date for early possession and the date for the commencement of payment of Base Rent. If Tenant is not permitted to occupy the Third Expansion Space pursuant to the terms of this Section 8 on or before the date that is fifteen (15) days following the date this Amendment and the Early Possession Agreement have been fully executed by all parties and Tenant has delivered Tenant’s Insurance (defined below in Section 9) and an amendment to the existing Letter of Credit pursuant to Section 4 above (the “Outside Occupancy Date”), Tenant shall be entitled to a rent abatement following the Third Expansion Effective Date of $260.00 per day for every day in the period beginning on the Outside Occupancy Date and ending on the date Tenant is permitted to occupy the Third Expansion Space pursuant to this Section 8.

9.
Insurance. Tenant’s insurance required under Article 8 of the Original Lease, as amended by Section 8 of the First Amendment and Section 6.2 of the Third Amendment (“Tenant’s Insurance”) shall include the Third Expansion Space. Tenant shall provide Landlord with a certificate of insurance, in form and substance satisfactory to Landlord and otherwise in compliance with Article 8 of the Original Lease, as amended, evidencing that Tenant’s Insurance covers the Original Premises and the Third Expansion Space, upon delivery of this Amendment, executed by Tenant, to Landlord, and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant’s Insurance.

10.
Option to Renew. Tenant hereby acknowledges and agrees that the third Renewal Option set forth in Section 6 of the Sixth Amendment is hereby deleted in its entirety and is of no further force and affect. Provided that (i) the Lease, as amended hereby, is in full force and effect, (ii) Tenant has not assigned its interest in the Lease, (iii) not more than twenty-five percent (25%) of the Premises (or any portion thereof) is sublet at the time Tenant exercises the Renewal Option or at the time the Renewal Term is scheduled to commence, and (iv) Tenant is not in default under any of the other terms and conditions of the Lease, as amended hereby, beyond any applicable cure periods at the time of notification or commencement, Tenant shall have one (1) option to renew (the “Renewal Option”) the Lease for a term of five (5) years (the “Renewal Term”), for the portion of the Premises being leased by Tenant as of the date the Renewal Term is to commence, on the same terms and conditions set forth in the Lease, as amended hereby, except as modified by the terms, covenants and conditions as set forth below:

10.1
If Tenant elects to exercise the Renewal Option, then Tenant shall provide Landlord with written notice no earlier than two hundred seventy (270) days prior to the expiration of the Fifth Extended Term but no later than the date which is one hundred eighty (180) days prior to the expiration of the Fifth Extended Term. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the Fifth Extended Term.

10.2
The Base Rent in effect at the expiration of the Fifth Extended Term shall be increased or decreased to reflect the Prevailing Market (defined below) rate. Landlord shall advise Tenant of the new Base Rent for the Premises no later than thirty (30) days after receipt of Tenant’s written request therefor. Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise its Renewal Option under this Section 10.

10.3
If Tenant and Landlord are unable to agree on a mutually acceptable Base Rent for the Renewal Term not later than sixty (60) days prior to the expiration of the Fifth Extended Term, then Landlord and Tenant, within five (5) days after such date, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the Renewal Term (collectively referred to as the “Estimates”). If the higher of such Estimates is not more than one hundred five percent (105%) of the lower of such Estimates, then the Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not established by the exchange of Estimates, then, within seven (7) days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Renewal Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least five (5) years experience within the previous ten (10) years as a real estate appraiser working in Fremont, California, with working knowledge of current rental rates and practices. For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

10.4
Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises. The Estimates chosen by such appraisers shall be binding on both Landlord and Tenant. If either Landlord or Tenant fails to appoint an appraiser within the seven (7) day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market rate within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e., the arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the arbitrator shall make his or her determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Prevailing Market rate for the Premises. If the arbitrator believes that expert advice would materially assist him or her, he or she may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

10.5
If the Prevailing Market rate has not been determined by the commencement date of the Renewal Term, Tenant shall pay Base Rent upon the terms and conditions in effect during the last month of the Fifth Extended Term until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of such Renewal Term for the Premises.

10.6
This Renewal Option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew the Lease shall be “personal” to Tenant as set forth above and that in no event will any assignee or sublessee have any rights to exercise the aforesaid option to renew.

10.7	If the Renewal Option is validly exercised or if Tenant fails to validly exercise the Renewal Option, Tenant shall have no further right to extend the Term of the Lease.

10.8
For purposes of this Section 10, “Prevailing Market” shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and Project and buildings and projects comparable to the Building and Project in the same rental market in the Fremont, California area as of the date the Renewal Term is to commence, taking into account the specific provisions of the Lease which will remain constant, but shall exclude, however, the clean rooms and the directly related clean room support improvements located in the Premises. The determination of Prevailing Market shall take into account any material economic differences between the terms of the Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes.

11.
Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

11.1    Alterations and Surrender.

11.1.1
Notwithstanding anything to the contrary set forth in the Lease, the parties hereby agree that other than data/telecommunications cabling and wiring, Tenant shall have no obligations to remove from the Original Premises any standard office improvements such as gypsum board, partitions, ceiling grids and tiles, fluorescent lighting panels, Building standard doors and carpeting existing in the Original Premises as of the date of this Amendment.

11.1.2
Notwithstanding anything to the contrary contained in the Lease, so long as Tenant’s written request for consent for a proposed alteration or improvement in the Premises (including any portion of the Tenant Alterations contained on the final plans submitted to Landlord and so specified by Tenant in its request for consent) contains the following statement in large, bold and capped font “PURSUANT TO SECTION 11.1 OF THE SEVENTH AMENDMENT, IF LANDLORD CONSENTS TO THE SUBJECT [ALTERATION] [TENANT IMPROVEMENT], LANDLORD SHALL NOTIFY TENANT IN WRITING WHETHER OR NOT LANDLORD WILL REQUIRE SUCH ALTERATION TO BE REMOVED AT THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE.”, at the time Landlord gives its consent for any alterations or improvements (including, without limitation, any portion of the Tenant Alterations contained on the final plans submitted to Landlord and so specified by Tenant in its request for consent), if it so does, Tenant shall also be notified whether or not Landlord will require that the subject alterations or improvements be removed upon the expiration or earlier termination of the Lease. If Tenant’s written notice strictly complies with the foregoing and if Landlord fails to notify Tenant within twenty (20) days of Landlord’s receipt of such notice whether (1) Landlord consents to the proposed alteration or improvements and (2) Tenant shall be required to remove the subject alterations or improvements at the expiration or earlier termination of the Lease, Tenant may, within fifteen (15) days following the expiration of the twenty (20) day period described above, provide to Landlord a second written notice (the “Second Notice”) in compliance with the foregoing requirements but also stating in large, bold and capped font the following: “THIS IS TENANT’S SECOND NOTICE TO LANDLORD. LANDLORD FAILED TO RESPOND TO TENANT’S FIRST NOTICE IN ACCORDANCE WITH THE TERMS OF SECTION 11.1 OF THE SEVENTH AMENDMENT. IF LANDLORD FAILS TO RESPOND TO THIS NOTICE IN FIVE (5) BUSINESS DAYS WITH RESPECT TO TENANT’S OBLIGATION TO REMOVE THE SUBJECT [ALTERATION] [TENANT IMPROVEMENT], TENANT SHALL HAVE NO OBLIGATION TO REMOVE THE SUBJECT ALTERATION OR IMPROVEMENT AT THE EXPIRATION OR EARLIER TERMINATION OF ITS LEASE”. If (a) Tenant’s second written notice strictly complies with the terms of this Section 11.1, and (b) Landlord fails to notify Tenant within five (5) business days of Landlord’s receipt of such second written notice, it shall be assumed that Landlord shall not require the removal of the subject alterations or improvements at the expiration or earlier termination of the Lease. Notwithstanding anything to the contrary contained in the Lease, at the expiration or earlier termination of the Lease and otherwise in accordance with Article 12 of the Original Lease, as amended by Section 7 of the First Amendment, Tenant shall be required to remove all alterations or improvements made to the Premises except for any such alterations, improvements or specific portions of the Tenant Alterations which shall not be required to be removed from the Premises by Tenant pursuant to the terms and conditions of this Section 11.1.

11.2
Landlord Notice and Rent Address. Landlord’s Remittance Address and Landlord’s Notice Address set forth in the Basic Lease Information of the Original Lease, as amended by Section 6.3 of the Third Amendment and Section 7.1 of the Fourth Amendment, are hereby deleted in their entirety and replaced with the following:

‘‘Landlord’s Remittance Address:

For 41644 Christy Street and 41752 Christy Street:

NORTHERN CALIFORNIA IND. PORT., INC.
08.D24001 – Fremont Ctr I-41638 Christy

PO BOX 9047
ADDISON, TX 75001-9047

For 41762-41772 Christy Street and 41778 Christy Street:

NORTHERN CALIFORNIA IND. PORT., INC.
08.D24002 – Fremont Ctr I-41762 Christy
PO BOX 9047
ADDISON, TX 75001-9047

Landlord’s Notice Address:

c/o RREEF
2185 North California Blvd. Suite 285
Walnut Creek, California 94596
Attn: Asset Manager

With a copy to:

CB Richard Ellis
101 California St.,
44th Floor
San Francisco, California 94111
Attn: Tim Ballas”

11.3	Holding Over. Article 25 of the Original Lease is hereby amended by the replacement of the word “triple” on the fifth line of Article 5 with the percentage “150%”.

12.	Miscellaneous.

12.1
This Amendment, including Exhibit A (Outline and Location of the Third Expansion Space), Exhibit B (Tenant Alterations) and Exhibit C (Early Possession Agreement) attached hereto, sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

12.2
Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

12.3
Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

12.4
Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than Cassidy Turley/BT Commercial. Tenant agrees to indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Amendment.

12.5
Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default under the Lease will be deemed to have occurred, without the necessity of notice to Tenant.

12.6
Redress for any claim against Landlord under the Lease and this Amendment shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under the Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:		TENANT:

NORTHERN CALIFORNIA INDUSTRIAL		FINISAR CORPORATION,
PORTFOLIO, INC., a Maryland corporation		a Delaware corporation

By:	/s/ John D. Baruh	By:	/s/ Kurt Adzema

Name:	John D. Baruh	Name:	Kurt Adzema

Title:	Vice President	Title:	CEO

Dated:	Aug 30, 2011	Dated:	8/29/11

EXHIBIT A - OUTLINE AND LOCATION OF THIRD EXPANSION SPACE

attached to and made a part of the Amendment dated as of August 24, 2011, between NORTHERN CALIFORNIA INDUSTRIAL PORTFOLIO, INC., a Maryland corporation, as Landlord and FINISAR CORPORATION, a Delaware corporation, as Tenant

Exhibit A is intended only to show the general layout of the Third Expansion Space as of the beginning of the Third Expansion Effective Date. It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

[FLOOR PLAN]

/s/ [ILLEGIBLE]
Initials

A-1

EXHIBIT B – TENANT ALTERATIONS

attached to and made a part of the Amendment dated as of August 24, 2011, between NORTHERN CALIFORNIA INDUSTRIAL PORTFOLIO, INC., a Maryland corporation, as Landlord and FINISAR CORPORATION, a Delaware corporation, as Tenant

1.    Tenant, following the delivery of the Third Expansion Space by Landlord and the full and final execution and delivery of the Amendment to which this Exhibit B is attached and the Early Possession Agreement, Tenant’s Insurance and the amendment to the existing Letter of Credit required under the Amendment, shall have the right to perform alterations and improvements (the “Tenant Alterations”) in the Original Premises and the Third Expansion Space (collectively referred to herein as the “Premises”). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform the Tenant Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Article 12 of the Original Lease (as amended), including, without limitation, approval by Landlord, which shall not be unreasonably withheld, of the final plans for the Tenant Alterations and the contractors to be retained by Tenant to perform such Tenant Alterations. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. In addition to the foregoing, Tenant shall be solely liable for all costs and expenses associated with or otherwise caused by Tenant’s performance and installment of the Tenant Alterations (including, without limitation, any legal compliance requirements arising outside of the Premises). Landlord’s approval of the contractors to perform the Tenant Alterations shall not be unreasonably withheld. The parties agree that Landlord’s approval of the general contractor to perform the Tenant Alterations shall not be considered to be unreasonably withheld if any such general contractor (a) does not have trade references reasonably acceptable to Landlord, (b) does not maintain insurance as required pursuant to the terms of the Lease, (c) does not have the ability to be bonded for the work in an amount of no less than one hundred fifty percent (150%) of the total estimated cost of the Tenant Alterations, (d) does not provide current financial statements reasonably acceptable to Landlord, or (c) is not licensed as a contractor in the state/municipality in which the Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.

2.    Provided Tenant is not in default, Landlord agrees to contribute the sum of $336,936.00 (the “Allowance”) toward the cost of performing the Tenant Alterations in the Premises. The Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans for the Tenant Alterations and for hard costs in connection with the Tenant Alterations. The Allowance shall be paid to Tenant or, at Landlord’s option, to the order of the general contractor that performed the Tenant Alterations, within thirty (30) days following receipt by Landlord of (a) receipted bills covering all labor and materials expended and used in the Tenant Alterations; (b) a sworn contractor’s affidavit from the general contractor and a request to disburse from Tenant containing an approval by Tenant of the work done; (c) full and final waivers of lien; (d) as-built plans of the Tenant Alterations; and (e) the certification of Tenant and its architect that the Tenant Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. The Allowance shall be disbursed in the amount reflected on the receipted bills meeting the requirements above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured.

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3.    In no event shall the Allowance be used for the purchase of equipment, furniture or other items of personal properly of Tenant. If Tenant does not submit a request for payment of the entire Allowance to Landlord in accordance with the provisions contained in this Exhibit B by December 31, 2012, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Tenant Alterations and/or Allowance. Landlord shall be entitled to deduct from the Allowance a construction management fee for Landlord’s oversight of the Tenant Alterations in an amount equal to two percent (2%) of the total cost of the Tenant Alterations.

4.    Tenant agrees to accept the Premises in its “as-is” condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Allowance, incur any costs in connection with the construction or demolition of any improvements in the Premises.

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5.    This Exhibit B shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

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EXHIBIT C – EARLY POSSESSION AGREEMENT

attached to and made a part of the Amendment dated as of August 24, 2011, between NORTHERN CALIFORNIA INDUSTRIAL PORTFOLIO, INC., a Maryland corporation, as Landlord and FINISAR CORPORATION, a Delaware corporation, as Tenant

EARLY POSSESSION AGREEMENT

Reference is made to that certain Seventh Amendment (the “Seventh Amendment”) dated August 24, 2011, between NORTHERN CALIFORNIA INDUSTRIAL PORTFOLIO, INC., a Maryland corporation (“Landlord”) and FINISAR CORPORATION, a Delaware corporation (“Tenant”), for the Third Expansion Space (as defined in the Seventh Amendment) located at 41752 Christy Street, Fremont, California.

It is hereby agreed that, notwithstanding anything to the contrary contained in the Lease or the Seventh Amendment but subject to the terms of the Section 8 of the Seventh Amendment, Tenant may occupy the Third Expansion Space on             . The first monthly installment of Base Rent is due on                .

Landlord and Tenant agree that all the terms and conditions of the above referenced Seventh Amendment and Lease are in full force and effect as of the date of Tenant’s possession of the Third Expansion Space prior to the Third Expansion Space Effective Date pursuant to Section 8 of the Seventh Amendment.

LANDLORD:		TENANT:

NORTHERN CALIFORNIA INDUSTRIAL		FINISAR CORPORATION,
PORTFOLIO, INC., a Maryland corporation		a Delaware corporation

By:		By:

Name:	John D. Baruh	Name:

Title:	Vice President	Title:

Dated:		Dated:

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Expansion Amendment

EIGHTH AMENDMENT
THIS EIGHTH AMENDMENT (the "Amendment") is made and entered into as of the 6th day of August 2013 by and between PSB Northern California Industrial Portfolio LLC, a Delaware Limited Liability Company ("Landlord”), and Finisar Corporation, a Delaware Corporation, a(n) ("Tenant").
RECITALS

A.
Landlord and Tenant parties to that certain lease dated January 10, 2000, which lease has been previously amended by instruments dated February 28, 2000, October 27, 2000, October 13, 2005, November 7, 2006, October 15, 2007, January 29, 2009, and August 24, 2011 (collectively, the "Lease"). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 56,156 rentable square feet (the “Original Premises”), more particularly described as (i) 16,501 rentable square feet or space described as 41778 Christy Street (the “41778 Christy Street Premises”) in the building located at 41762-41786 (the “41762-41786 Building”), (ii) 19,575 rentable square feet of space described as 41762-41772 Christy Street (the “41762-41772 Christy Street Premises”) in the 41762-41786 Building, (iii) 7,680 rentable square feet of space described as 41644 Christy Street (the “41644 Christy Street Premises”) in the building located at 41638-41758 Christy Street (the “41638-41758 Building”), and (iv) 12,4000 rentable square feet of space described as 41752 Christy Street (the “41752 Christy Street Premises”) in the building located at 41638-41758 Christy Street (the “41638-41758 Building”) in Fremont, California, which is a part of the project commonly referred to as Fremont Commerce Center, (the “Project”).

B.
Tenant has requested that additional space containing approximately 11,608 rentable square feet described as 41688 Christy Street located at 41638-41758 Christy Street (the “41638-41758 Building”) shown on Exhibit A hereto (the “Expansion Space”) be added to the Original Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.	Expansion and Effective Date.

A.
Effective as of August 15, 2013 (the “Fourth Expansion Effective Date”), the Premises, as defined in the Lease, is increased from 56,156 rentable square feet to 67,764 rentable square feet by the addition of the Expansion Space, and from and after the Fourth Expansion Effective Date, the Original Premises and the Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The Term for the Expansion Space shall commence on the Fourth Expansion Effective Date and end on March 31, 2017 (the “Fifth Extended Termination Date”). The Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Expansion Space.

B.
The Fourth Expansion Effective Date shall be delayed to the extent that Landlord fails to deliver possession of the Expansion Space for any reason, including but not limited to, holding over by prior occupants. Any such delay in the Fourth Expansion Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Fourth Expansion Effective Date is delayed, the Termination Date under the Lease shall not be similarly extended.

II.	Base Rent.

A.
Base Rent for Original Premises through Termination Date. Tenant's Base Rent under the Lease shall be payable as provided therein with respect to the Original Premises through and including the Termination Date. The schedule of Base Rent for the Original Premises is restated as follows:

II. A.1 With respect to the 41778 Christy Street Premises

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Period of Term	Monthly Base Rent
January 1, 2012	$10,395.63
April 1, 2013	$10,725.65
April 1, 2014	$11,055.67
April 1, 2015	$11,385.69
April 1, 2016	$11,715.71

II. A.2 With respect to the 41762-41772 Christy Street Premises:

Period of Term	Monthly Base Rent
January 1, 2012	$12,332.25
April 1, 2013	$12,723.75
April 1, 2014	$13,115.25
April 1, 2015	$13,506.75
April 1, 2016	$13,898.25

II. A.3 With respect to the 41644 Christy Street Premises:

Period of Term	Monthly Base Rent
January 1, 2012	$4,838.40
April 1, 2013	$4,992.00
April 1, 2014	$5,145.60
April 1, 2015	$5,299.20
April 1, 2016	$5,452.80

II. A.4 With respect to the 41752 Christy Street Premises:

Period of Term	Monthly Base Rent
January 1, 2012	$7,812.00
April 1, 2013	$8,060.00
April 1, 2014	$8,308.00
April 1, 2015	$8,556.00
April 1, 2016	$8,804.00

B.
Base Rent for Expansion Space from Fourth Expansion Effective Date through Fifth Extended Termination Date. As of the Fourth Expansion Effective Date, and in addition to Tenant's obligation to pay Base Rent for the Original Premises, Tenant shall pay Landlord Base Rent for the Expansion Space as follows:

Period of Term	Monthly Base Rent
August 15, 2013	$6,384.40
April 1, 2014	$6,575.93
April 1, 2015	$6,773.21
April 1, 2016	$6,976.41
All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

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III.	Additional Security Deposit.

IV.
Tenant's Proportionate Share. For the period commencing with the Fourth Expansion Effective Date and ending on the Fifth Extended Termination Date, Tenant's Proportionate Share for the Fourth Expansion Space is 11.85% of the 41638-41758 Building and 3.48% of the Project. And the Tenant's Proportionate Share for the Original Premises and the Fourth Expansion Space is, collectively, 32.36% of the 41638-41758 Building, and the Fourth Expansion Space and the Original Premises is, collectively, 20.29% of the Project.

V.
Operating Expenses. For the period commencing with the Fourth Expansion Effective Date and ending on the Fifth Extended Termination Date, Tenant shall pay for Tenant's Proportionate Share of Operating Expenses in accordance with the terms of the Lease, provided, however, during such period, Estimated Initial Monthly Operating Expenses shall be $11,519.88.

VI.	Improvements to Expansion Space.

A.
Condition of Expansion Space. Tenant has inspected the Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements.

B.
Responsibility for Improvements to Expansion Space. Any construction, alterations or improvements to the Expansion Space shall be performed by Tenant at its sole cost and expense using contractors selected by Tenant and approved by Landlord and shall be governed in all respects by the terms of the Lease. In any and all events, the Expansion Effective Date shall not be postponed or delayed if the initial improvements to the Expansion Space are incomplete on the Expansion Effective Date for any reason whatsoever. Any delay in the completion of initial improvements to the Expansion Space shall not subject Landlord to any liability for any loss or damage resulting therefrom.

C.
No Obligation to Remove Alterations or Improvements. Notwithstanding anything to the contrary contained in the Lease, Tenant shall have no obligation at the termination or expiration of the Lease to remove any alterations or improvements made to the Expansion Space.

VII.
Early Access to Expansion Space. During any period that Tenant shall be permitted to enter the Expansion Space prior to the Expansion Effective Date (e.g., to perform alterations or improvements, if any), Tenant shall comply with all terms and provisions of the Lease, except those provisions requiring payment of Base Rent or Additional Rent as to the Expansion Space. If Tenant takes possession of the Expansion Space prior to the Expansion Effective Date for any reason whatsoever (other than the performance of work in the Expansion Space with Landlord's prior approval), such possession shall be subject to all the terms and conditions of the Lease and this Amendment, and Tenant shall pay Base Rent and Additional Rent as applicable to the Expansion Space to Landlord on a per diem basis for each day of occupancy prior to the Expansion Effective Date.

VIII.
Other Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

None.

IX.	Miscellaneous.

A.
This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

B.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

C.	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

D.
Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

E.
The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

F.
Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the “Landlord Related Parties”) harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that

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Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the “Tenant Related Parties”) harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

G.
Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an uncured event of default under the Lease will be deemed to have occurred, without the necessity of notice to Tenant.

H.
Redress for any claim against Landlord under the Lease and this Amendment shall be limited to and enforceable only against and to the extent of Landlord's interest in the Building. The obligations of Landlord under the Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager.

I.
If Tenant is billed directly by a public utility with respect to Tenant's electrical usage at the Premises, including the Expansion Space, then, upon request, Tenant shall provide monthly electrical utility usage for the Premises to Landlord for the period of time requested by Landlord (in electronic or paper format) or, at Landlord's option, provide any written authorization or other documentation required for Landlord to request information regarding Tenant's electricity usage with respect to the Premises directly from the applicable utility company.

J.
Pursuant to Civil Code section 1938, Landlord states that, as of the Expansion Effective Date, the Premises has not undergone inspection by a “Certified Access Specialist” (“CASp”) to determine whether the Premises meets all applicable construction-related accessibility standards under California Civil Code section 55.53.

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

PSB Northern California Industrial Portfolio LLC,
A Delaware Limited Liability Company

By: PS Business Parks, L.P.,
A California Limited Partnership
Its: Managing Member

By: PS Business Parks, Inc.,
A California Corporation
Its: General Partner

By:__________________________

Name:Richard E. Scott

Title:Divisional Vice President

TENANT:
Finisar Corporation, A Delaware Corporation By:_____________________________ Name:Kurt Adzema Title:CFO

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EXHIBIT A

OUTLINE AND LOCATION OF EXPANSION SPACE

68.548 sf
41460—41470
41474
41484
41780-41786
41762-41778
41458
41454
41446
41638
41644
41650
41656
41662
41668
41688
41734
41740
41752
41758
Expansion Space

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